UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2003

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50325	02-0623497

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 College Avenue
Oakland, California 94618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 652-8187

Not applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
Consolidated Financial Statements
Independent Auditors’ Report
Consolidated Balance Sheets December 31, 2002 and 2001
Consolidated Statements of Operations Years ended December 31, 2002, 2001, and 2000
Consolidated Statements of Members’ Equity Years ended December 31, 2002, 2001, and 2000
Consolidated Statements of Cash Flows Years ended December 31, 2002, 2001, and 2000
Notes to Consolidated Financial Statements December 31, 2002, 2001, and 2000
Consolidated Financial Statements March 30, 2003 and March 31, 2002
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Member’s Equity Three Months ended March 30, 2003 and March 31, 2002
Consolidated Statements of Cash Flows Three Months ended March 30, 2003 and March 31, 2002
Notes to Consolidated Financial Statements
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS For the three months ended March 30, 2003
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS For the year ended December 31, 2002
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET As of March 30, 2003
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
SIGNATURE
EXHIBIT INDEX
Exhibit 2.3
Exhibit 10.20
Exhibit 10.21
Exhibit 10.22
Exhibit 10.23
Exhibit 10.24
Exhibit 10.25
Exhibit 10.26
Exhibit 23.1

Item 2. Acquisition or Disposition of Assets.

Dreyer’s Grand Ice Cream Holdings, Inc. (DGICH) entered into an Agreement and Plan of Merger and Contribution, dated June 16, 2002, as amended (the Merger Agreement), with Dreyer’s Grand Ice Cream, Inc. (DGIC), December Merger Sub, Inc., Nestlé Holdings, Inc. (Nestlé) and NICC Holdings, Inc. (NICC Holdings), a wholly-owned subsidiary of Nestlé, for the purpose of combining the businesses of DGIC and Nestlé Ice Cream Company, LLC (NICC), the Nestlé affiliate which held Nestlé’s United States frozen dessert business. On June 26, 2003 (the Merger Closing Date), the transactions contemplated by the Merger Agreement closed (the Dreyer’s Nestlé Transaction) and DGIC and NICC became wholly-owned subsidiaries of DGICH. The closing of the Dreyer’s Nestlé Transaction was described in DGICH’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on June 27, 2003 (File No. 000-50325).

As a condition to the closing of the Dreyer’s Nestlé Transaction, the United States Federal Trade Commission (FTC) required that DGIC and NICC divest certain assets. On July 5, 2003 (the Divestiture Closing Date), DGIC and NICC completed the sale of certain assets to Integrated Brands, Inc. (Integrated Brands), a subsidiary of CoolBrands International Inc. (CoolBrands), and Eskimo Pie Frozen Distribution, Inc. (Eskimo Pie), a subsidiary of Integrated Brands, Inc. (the Divestiture Transaction). In the Divestiture Transaction, DGIC sold its Dreamery® and Whole Fruit™ Sorbet brands and assigned its license to the Godiva® ice cream brand (the Dreamery, Whole Fruit and Godiva brands are referred to as the Divested Brands) to Integrated Brands and NICC sold leases, warehouses, equipment and vehicles and related distribution assets (the Purchased Assets) in the states of Oregon, Washington, California (except Eureka), Florida and in the metropolitan areas of Baltimore/Washington, D.C., Philadelphia, Delaware Valley Area (PA), Central/Southern New Jersey, Salt Lake City, Minneapolis and Atlanta (collectively, the Territories) to Eskimo Pie. DGICH received $10,000,000 in consideration for the sale of assets in the Divestiture Transaction. The Amended and Restated Asset Purchase and Sale Agreement, dated June 4, 2003 (APA), by and among DGIC, New December, Inc. (the former name of DGICH), NICC and Integrated Brands and the related agreements entered into at the closing of the Divestiture Transaction (the Divestiture Agreements) are attached hereto as Exhibits 2.3, 10.20, 10.21, 10.22, 10.23, 10.24, 10.25 and 10.26 and incorporated by reference herein. The press release, dated July 7, 2003, announcing the consummation of the Divestiture was filed as Exhibit 99.1 to DGICH’s Current Report on Form 8-K filed on July 7, 2003 (File No. 000-50325) and is incorporated by reference herein.

The Divestiture Transaction is being accounted for as a significant asset divestiture.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of DGICH filed with the SEC on June 27, 2003 (File No. 000-50325) to include the financial information required by Item 7(a) Financial Statements of Businesses Acquired and Item 7(b) Pro Forma Financial Information, giving effect to the Dreyer’s Nestlé Transaction and the Divestiture Transaction.

          Item 7. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The Dreyer’s Nestlé Transaction has been accounted for as a reverse acquisition under the purchase method of accounting. For this purpose, NICC was deemed to be the acquirer and DGIC was deemed to be the acquiree. The audited financial statements of the business acquired, DGIC, for each of the three years in the period ended December 28, 2002 and the quarterly financial information for the quarter ended March 29, 2003 have been filed by DGIC with the SEC in DGIC’s Annual Report on Form 10-K, filed on March 28, 2003 (File No. 000-14190), and quarterly report on Form 10-Q, filed on May 13, 2003 (File No. 000-14190), respectively. The audited financial statements of the acquirer, NICC, for the three-year period ended December 31, 2002 and the quarterly financial statements for the quarter ended March 30, 2003 are filed as part of this Current Report on Form 8-K/A.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Members
Nestlé Ice Cream Company, LLC:

We have audited the accompanying consolidated balance sheets of Nestlé Ice Cream Company, LLC, a Delaware limited liability company, (formerly known as Ice Cream Partners USA, LLC) (NICC), and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, members’ equity and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of NICC’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NICC and subsidiary as of December 31, 2002 and 2001, and the results of their operations, members’ equity and cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

San Francisco, California
January 17, 2003, except as to note 3,
     which is as of June 13, 2003

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2002 and 2001

(Dollars in thousands)

	2002	2001

Assets
Current assets:
Cash	$2,435	9,515
Trade accounts receivable, net of allowance for doubtful accounts of $3,104 in 2002 and $1,956 in 2001	52,467	82,147
Trade accounts receivable due from affiliates	171	1,111
Other accounts receivable	3,759	4,970
Inventories	52,711	65,927
Prepaid and other assets	2,811	6,397
Due from Pillsbury	—	26,229
Deferred tax assets	7,890	5,110
Taxes receivable from affiliate	16,943	—

Total current assets	139,187	201,406

Property, plant, and equipment, net	211,248	214,922
Employee loans	3,279	3,980
Other assets	19,207	3,823
Goodwill	381,215	451,641

Total assets	$754,136	875,772

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$20,965	40,811
Accounts payable to affiliates	849	413
Accrued liabilities	7,065	8,659
Accrued promotions	16,238	34,315
Accrued payroll and related benefits	15,603	10,827
Royalties payable to members	1,464	2,080
Nestlé USA Inc. Demand Notes	73,142	71,442
Due to Pillsbury	—	10,647

Total current liabilities	135,326	179,194
Noncurrent benefit obligations	2,813	7,348
Deferred tax liabilities	7,332	8,547

Total liabilities	145,471	195,089

Commitments and contingencies
Members’ equity:
Investment from members	750,252	735,383
Accumulated net loss to members	(141,587)	(54,700)

Total members’ equity	608,665	680,683

Total liabilities and members’ equity	$754,136	875,772

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Consolidated Statements of Operations

Years ended December 31, 2002, 2001, and 2000

(Dollars in thousands)

	2002	2001	2000

Net sales to external customers	$598,822	588,394	627,008
Net sales to affiliates	4,209	33,170	41,930

Total net sales	603,031	621,564	668,938

Cost of goods sold to external customers	496,284	460,356	466,265
Cost of goods sold to affiliates	4,209	33,170	41,930

Total cost of goods sold	500,493	493,526	508,195

Selling, general and administrative	113,814	114,021	109,876
Royalty expense to affiliates	24,969	38,640	43,650
Impairment of goodwill	69,956	—	—

Operating (loss) income	(106,201)	(24,623)	7,217
Interest expense to affiliates	1,833	746	790

(Loss) income before income taxes	(108,034)	(25,369)	6,427
Provision (benefit) for income taxes	(37,040)	3,362	—

Net (loss) income to members	$(70,994)	(28,731)	6,427

Pro forma provision (benefit) for income taxes (unaudited):
(Loss) income before income taxes		$(25,369)	6,427
Pro forma provision (benefit) for income taxes		(8,561)	3,667

Pro forma net (loss) income to members		$(16,808)	2,760

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Consolidated Statements of Members’ Equity

Years ended December 31, 2002, 2001, and 2000

(Dollars in thousands)

		Accumulated
	Investment	net income
	from	(loss) to
	members	members	Total

Balance at December 31, 1999	$262,123	(32,396)	229,727
Capital contributions	14,984	—	14,984
Net income to members	—	6,427	6,427

Balance at December 31, 2000	277,107	(25,969)	251,138
Capital contributions	11,717	—	11,717
Capital contribution for acquisition of member’s interest	446,559	—	446,559
Net loss to members	—	(28,731)	(28,731)

Balance at December 31, 2001	735,383	(54,700)	680,683
Capital contributions	2,166	—	2,166
Adjustment of capital contribution related to acquisition of members interest	(1,990)	—	(1,990)
Capital contribution for acquisition costs	14,693	—	14,693
Tax sharing adjustment	—	(15,893)	(15,893)
Net loss to members	—	(70,994)	(70,994)

Balance at December 31, 2002	$750,252	(141,587)	608,665

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2002, 2001, and 2000

(Dollars in thousands)

	2002	2001	2000

Cash flows from operating activities:
Net (loss) income to members	$(70,994)	(28,731)	6,427
Depreciation and amortization expense	25,404	25,930	23,352
Impairment of goodwill	69,956	—	—
Noncash charges from members	400	—	358
Tax sharing adjustment	(15,893)	—	—
Deferred taxes	(3,995)	3,437	—
Loss on disposal of fixed assets	3,932	1,021	1,487
Changes in operating assets and liabilities:
Receivables	31,593	(21,766)	(14,274)
Accounts payable and accrued liabilities	(39,277)	34,533	11,372
Prepaid expenses and other assets	3,020	(3,811)	1,654
Inventories	13,492	13,164	(9,931)
Royalties payable to members	(616)	(16,371)	8,944
Due to/from members and affiliates	16	(11,833)	(6,549)

Net cash provided by (used in) operating activities	17,038	(4,427)	22,840

Cash flows from investing activities:
Capital expenditures	(25,342)	(48,067)	(37,423)
Purchases of businesses, net of cash acquired	(2,642)	(21,227)	—

Net cash used in investing activities	(27,984)	(69,294)	(37,423)

Cash flows from financing activities:
Capital contributions from members	2,166	11,717	14,626
Net draws on Nestlé USA, Inc. demand notes	1,700	71,442	—

Net cash provided by financing activities	3,866	83,159	14,626

Net (decrease) increase in cash	(7,080)	9,438	43
Cash, beginning of year	9,515	77	34

Cash, end of year	$2,435	9,515	77

Supplemental disclosure:
Cash paid during the period for interest	$1,833	746	790
Supplemental disclosure of noncash transactions:
Increase in equity resulting from push-down of acquisition costs paid by Nestlé Prepared Foods related to Dreyer’s Transaction (see note 2)	$14,693	—	—
Change in equity resulting from push-down of acquisition by Nestlé Prepared Foods of 50% interest in NICC not previously owned, net of cash acquired (see note 1)	$(1,990)	446,559	—

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(1)	Description of Business and Segment Information

(a)	Description of Business

Nestlé Ice Cream Company, LLC (formerly known as Ice Cream Partners USA, LLC), referred to as NICC, is engaged in the sale, manufacturing and distribution of frozen dessert products.

NICC began operations on October 8, 1999 (inception) as a joint venture between The Pillsbury Company (Pillsbury) and Nestlé USA – Prepared Foods Division, Inc. (Nestlé Prepared Foods). Together, Pillsbury and Nestlé Prepared Foods are referred to as the members. Nestlé Prepared Foods is a wholly owned subsidiary of Nestlé Holdings, Inc., the United States holding company for the principal food and beverage operations of Nestlé S.A., the ultimate parent company incorporated in Switzerland. Through October 31, 2001, Pillsbury was a wholly owned subsidiary of Diageo PLC; thereafter, Pillsbury was a wholly owned subsidiary of General Mills, Inc. The term of the joint venture was established as 40 years. Pillsbury contributed assets and liabilities of its United States Häagen-Dazs frozen dessert business and Nestlé Prepared Foods contributed assets and liabilities of its United States frozen dessert business. The contribution of net assets was made at predecessor book value.

For the period from the inception date through December 25, 2001, Pillsbury and Nestlé Prepared Foods were the only members of NICC and shared equally in the profits and losses of NICC. The members shared decision-making authority equally. Additional capital contributions were made by Pillsbury in 2000 in accordance with the terms of the limited liability agreement of NICC. Capital contributions were made quarterly by Nestlé Prepared Foods based on the amount of royalties paid by NICC to Swiss affiliates of Nestlé Prepared Foods that owned trademarks and technology sublicensed to NICC. Royalties have been paid to affiliates of the members for use of trademarks and technology as detailed in note 2(t) below. No other capital contributions were required from the members during 2001 or 2000.

Effective December 26, 2001, Nestlé Prepared Foods acquired from Pillsbury the 50% interest in NICC that Nestlé Prepared Foods did not already own. Nestlé Prepared Foods wholly-owned subsidiary, NICC Holdings, Inc. became NICC’s sole member.

(b)	Segment Information

NICC operates in one business segment, namely the sale, manufacturing and distribution of frozen dessert products. NICC primarily sells ice cream, frozen yogurt, gelato, sorbet and novelty products under the Häagen-Dazs and Nestlé brand names. NICC sells its products to a variety of retail outlets, including grocery stores, convenience stores, restaurants, movie theaters, hotels and other retailers. Its products are produced, marketed and distributed under licenses or sublicenses from affiliates of NICC. Such products (excluding products sold to affiliates) are referred to as “NICC branded products.” For purposes of managing sales and marketing activities, NICC tracks gross sales information with respect to NICC branded products in the following product categories: grocery packaged, grocery novelties and non-grocery. Grocery packaged represents products sold in

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

pints, quarts and half gallon formats. Grocery novelties represent novelty products (e.g. ice cream cones, bars and sandwiches) sold in multi-serve packages. Non-grocery represents novelty products (e.g. ice cream cones, bars and sandwiches) sold in single serve packages. These product categories (e.g. grocery and non-grocery) reflect a product format and are not necessarily reflective of the retail outlet in which the product is sold. NICC also distributes products for other manufacturers in selected areas. These products are referred to as “partner branded products.”

The table below sets forth gross sales information of branded products by product categories and reconciles this gross sales information to net sales. Adjustments made to arrive at net sales for the branded products relate primarily to trade promotions which are not separately tracked at the product category level. The table below also sets forth net sales information for partner branded products and sales to affiliates.

	NICC sales information

Gross to net sales	2002	2001	2000

Grocery packaged	$221,664	220,870	205,920
Grocery novelties	258,917	241,390	246,120
Nongrocery	176,204	174,189	170,444

Branded products gross sales	656,785	636,449	622,484
Adjustments to reconcile net sales	(115,016)	(81,317)	(77,286)

Branded products net sales	541,769	555,132	545,198
Partner branded products net sales	37,460	33,262	81,810
Net sales to former affiliate	19,593	—	—
Net sales to affiliates	4,209	33,170	41,930

Total net sales	$603,031	621,564	668,938

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of NICC and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

from those estimates depending upon certain risks and uncertainties. Potential risks and uncertainties include such factors as the financial strength of the retail industry, the level of consumer spending for frozen dessert products, demand for NICC’s frozen dessert products, NICC’s ability to develop, market and sell new products, the success of planned advertising, marketing, and promotional campaigns, competitors’ marketing and promotional responses, the cost of energy used in manufacturing and distribution, the cost of dairy raw materials and other commodities used in NICC’s products, legal proceedings and other contingent liabilities.

Estimates are used for, but are not limited to: allowance for doubtful accounts, marketing, and promotional accruals, inventory valuation, depreciable lives of assets and useful lives of goodwill. Future events and their effects cannot be predicted with certainty. Accordingly, accounting estimates require the exercise of judgment. The accounting estimates used in the preparation of the accompanying consolidated financial statements may change as new events occur, as more experience is acquired, as additional information is obtained and as NICC’s operating environment changes.

(c)	Fiscal Periods

For the period from its inception to December 31, 2001, NICC maintained a calendar fiscal year and interim periods. Subsequent to Nestlé Prepared Foods’ acquisition of the remaining 50% interest in NICC, NICC adopted a modified 52-week fiscal year. Interim periods are based on a 4- or 5-week month (13 weeks per quarter) with the exception that the full fiscal year ends on December 31.

(d)	Reclassifications

Certain prior period amounts have been reclassified to conform to the current period’s presentation.

(e)	Cash and Cash Equivalents

NICC classifies financial instruments as cash equivalents if the original maturity of such investments is three months or less.

(f)	Trade Accounts Receivable

NICC assesses the recoverability of trade accounts receivable based on estimated losses resulting from the inability of customers to make required payments. NICC’s estimates are based on the aging of accounts receivable balances and historical write-off experience, net of recoveries. NICC reviews trade accounts receivable balances for recoverability on a regular basis and at such times events or circumstances indicate that additional allowances might be required.

(g)	Fair Value of Financial Instruments

The carrying amounts of trade and other receivables, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these amounts. As balances due to/from members and affiliates and amounts outstanding under the demand notes with Nestlé USA, Inc. are

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

payable on demand, the carrying value of these amounts represent management’s best estimate of the fair value of these amounts. The carrying value of the employee loans approximates their fair values.

(h)	Inventory

Inventory is stated at the lower of cost (determined by the average cost method) or net realizable value. Cost includes materials, labor, manufacturing overhead, and certain warehouse and distribution expenses.

(i)	Butter Investments

Under current federal and state regulations and industry practice, the price of cream, a primary ingredient in ice cream, is linked to the price of butter. In an effort to mitigate the effects of butter price volatility, NICC initiated a program in 2002 for the purchase of butter or butter forward contracts with the intent of reselling or settling its positions in order to lower its cream cost and overall exposure to the volatility of this market. NICC’s investment in butter does not qualify as a hedge for accounting purposes. Consequently, it “marks to market” its investment at the end of each quarter and records any resulting gain or loss as a decrease or increase in cost of goods sold. During 2002, NICC recognized losses of $1,449 on contracts settled and closed. All contracts were closed at December 31, 2002.

(j)	Due from/to Pillsbury

As of December 31, 2001, due from Pillsbury consisted of a receivable related to cash collections from customers made by Pillsbury on NICC’s behalf which was owed to NICC. Due to Pillsbury consisted primarily of a payable related to cash disbursements by Pillsbury to NICC employees for payroll on NICC’s behalf.

(k)	Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

Upon Nestlé Prepared Foods’ acquisition of the remaining 50% interest in NICC on December 26, 2001, NICC revised the depreciable lives of its fixed assets based on the estimated remaining useful lives. Depreciation expense has been computed using the straight-line method over the estimated useful lives of the assets as summarized below:

	Period from	Period from
	October 8,	December 26,
	1999 to	2001 to
	December 25,	December 31,
	2001	2002

Buildings and improvements	15-45 years	1-40 years
Machinery and equipment	5-12 years	5-10 years
Freezers with customers and distributors	3-8 years	5-8 years
Computer software and software development costs	5 years	5 years
Computer equipment	3 years	2-3 years
Vehicles	3-5 years	1-5 years

The cost and accumulated depreciation of property, plant, and equipment disposed of are removed from the related accounts and any gain or loss is reflected in the consolidated statements of operations. Alterations and major overhauls that extend the useful lives or increase capacity of the assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred. NICC capitalizes software development costs for internal use in accordance with Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Capitalization of software development costs begins in the application development stage and ends when the asset is placed into service. NICC amortizes such costs using the straight-line basis over the estimated useful life of five years.

(l)	Impairment of Long-Lived Assets

In October 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This pronouncement clarifies certain issues related to SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and develops a single accounting model for long-lived assets to be disposed of. NICC adopted SFAS No. 144 as of January 1, 2002. The adoption of SFAS No. 144 did not affect NICC’s financial statements.

NICC reviews long-lived assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of impairment is based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the assets. If the undiscounted future cash flows of an asset are less than the carrying value, a write-down will be recorded, measured by the amount of the difference between the carrying value and the fair value of the asset.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(m)	Deferred Acquisition Costs

NICC defers costs incurred related to its anticipated merger with Dreyer’s (see note 3). As of December 31, 2002, $14,693 of deferred acquisition costs are included in other assets.

(n)	Goodwill and Other Intangible Assets

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. This pronouncement requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. NICC adopted SFAS No. 142 as of January 1, 2002.

The provisions of SFAS No. 142 require that a two-step evaluation be performed to assess goodwill for impairment. First, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, goodwill is not impaired and proceeding to the second step is not required. If the carrying value of any reporting unit exceeds its fair value, then the implied fair value of the reporting unit’s goodwill must be determined and compared to the carrying value of its goodwill (the second step). If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, then an impairment charge equal to the difference is recorded. NICC performed its transitional impairment test with regard to the carrying value of goodwill as of January 1, 2002, and concluded that no impairment of the carrying value of goodwill existed at that date.

Prior to the adoption of SFAS No. 142, goodwill was amortized using the straight-line method over the estimated useful life of 20 years.

(o)	Accrued Promotions – Trade

Trade promotions are an important component of the sales and marketing of NICC’s products and are critical to the support of NICC’s business. Trade promotion costs include amounts paid to encourage retailers to offer temporary price reductions, typically for two to four weeks, for the sale of NICC’s products to consumers, new item performance funds and amounts paid to customers for promotional advertisements. Trade promotions are seasonal with the highest levels of activity occurring during the spring and summer months. Accruals for trade promotions are recorded in the period in which the trade promotion program occurs based on estimates of amounts incurred. Trade promotion programs may be either variable, which typically means a discount on each case of NICC products purchased by the customer, or fixed, which typically means the discount or other liabilities associated with the trade promotion does not vary based on the number of cases purchased by the customers. Accruals for variable promotions, such as per case discounts, are estimated based on a customer’s historical realization rate. Accruals for fixed promotions, such as amounts paid for promotional advertisements, are estimated based on contractual obligations. Settlement of these liabilities typically occurs in periods subsequent to the period in which trade promotions are

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

accrued, either through a process in which customers submit claims to NICC for reimbursement, or through authorized customer deductions from payments otherwise due to NICC for products. Receivables relating to customer deductions continue to be reported as trade receivables until the deduction is approved by NICC. As a result, the actual cost of a trade promotion program is dependent on the relative success of the promotional events and the actions and levels of deductions taken by NICC’s customers and agreed to by NICC. If the actual cost of the trade promotion program were to vary materially from the estimated amount, adjustments to accruals would be required. Final resolution of amounts deducted by customers typically takes approximately six months but may take up to a year or longer.

(p)	Accrued Promotions – Coupons

NICC offers coupons to consumers in the normal course of business. Coupon offerings are seasonal with the highest period of activity occurring in the spring and summer months. Coupon redemption costs are accrued for in the period in which the coupons are offered, based on estimates of redemption rates that are developed by an independent coupon-redemption clearinghouse. The coupon-redemption clearinghouse develops its estimated redemption rates based on historical information from NICC and other Nestlé companies. It has been NICC’s experience that the estimated redemption rates developed by the coupon-redemption clearinghouse materially correlate with NICC’s actual coupon redemption rates. If actual redemption rates were to vary materially from the estimated amounts, adjustments to accruals would be required. Final determination of actual redemption rates typically takes approximately seven to eight months but may take up to a year.

(q)	Revenue Recognition

Revenue from the sale of products is recognized when persuasive evidence of an arrangement exists, the seller’s price is fixed or determinable, collectibility is reasonably assured, and title and risk of loss is transferred to the customer. Customers generally do not have the right to return products unless the products are damaged or defective.

Net sales represent gross sales less returns, rebates, credit memos, trade promotion and coupon costs. The Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), addresses the recognition, measurement, and income statement classification of sales incentives offered voluntarily by a vendor without charge to customers. EITF Issue No. 01-9 requires that NICC’s promotion costs offered on either a limited or a continuous basis to a customer, including discounts, coupons and rebates be presented as a reduction of revenue upon adoption of EITF Issue No. 01-9. NICC has adopted EITF Issue No. 01-9 for all periods presented in the accompanying consolidated financial statements.

(r)	Cost of Goods Sold

Cost of goods sold includes direct costs of materials, labor and overhead. Overhead allocations are based on estimated time spent by employees, relative use of facilities and other related costs.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(s)	Selling, General and Administrative

Selling, general and administrative expenses include all overhead costs associated with the business, including certain shared administrative functions provided to NICC by affiliates of Pillsbury and Nestlé Prepared Foods. These shared services have been provided to NICC under a transition services agreement dated October 8, 1999 (referred to as the 1999 Transition Services Agreement) at cost, and have included accounts receivable and payable processing, purchasing and sourcing, treasury, tax, information technology and support, risk management, payroll and human resource administration and legal services. In addition, under the limited liability agreement of NICC dated October 8, 1999, Pillsbury agreed to provide certain product research and development services to NICC at cost up to a maximum annual amount.

Advertising production costs are expensed the first time the advertisement is run. Media (television and print) placement costs are expensed in the month the advertising appears. Advertising expense was $12,410, $15,694, and $13,582 for the years ended December 31, 2002, 2001, and 2000, respectively. NICC had prepaid advertising costs of $1,881 and $4,930 at December 31, 2002 and 2001, respectively.

(t)	Royalty Expense

Royalty expense is comprised of royalties paid to affiliates for the use of trademarks or technology owned by such affiliates and licensed or sublicensed to NICC for use in the manufacture and sale of NICC’s frozen dessert products. Royalty expense is paid on a quarterly basis based on a percentage of total net sales of frozen dessert products that incorporate licensed trademarks or technology as defined in the trademark and technology license agreements entered into by NICC. Royalties paid to Pillsbury were subject to annual minimum royalty payments under the terms of the trademark and technology license agreements. All royalties due to Pillsbury as of December 26, 2001 were paid in conjunction with Nestlé Prepared Food’s purchase of Pillsbury’s 50% interest in NICC on December 26, 2001.

In connection with Nestlé Prepared Food’s acquisition of Pillsbury’s 50% interest in NICC on December 26, 2001, two Swiss affiliates of Nestlé Prepared Foods purchased a 99-year license for use of certain Häagen-Dazs-related intellectual properties and technology rights from Pillsbury and have sublicensed the use of such intellectual property and technology rights to NICC. In connection with this sublicense, NICC is paying royalties to certain Swiss affiliates of Nestlé Prepared Foods during 2002 based on a percentage of revenues earned from sales of the related products. This sublicense has a five-year term that expires on December 31, 2006. All royalty payments to the Swiss affiliates are made on a monthly basis from October 2002.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(u)	Income Taxes

NICC is a limited liability company. From inception through December 25, 2001, NICC was owned equally by Pillsbury and Nestlé Prepared Foods and was treated as a partnership for United States income tax purposes. When it was treated as a partnership, NICC was not subject to taxation; rather, any income tax liability was the responsibility of its members. Accordingly, NICC has not provided for income taxes in the accompanying consolidated financial statements for its activity through December 25, 2001.

Rock Island Foods, Inc., referred to as “Rock Island,” is a wholly owned taxable domestic corporation of NICC that was acquired on October 26, 2001. In connection with this acquisition, a deferred tax liability of $362 was recorded through goodwill in the purchase price allocation.

Effective December 26, 2001, Nestlé Prepared Foods acquired from Pillsbury the 50% interest in NICC that Nestlé Prepared Foods did not already own. As of that date, NICC was taxed as a division of its corporate owner and must provide for income taxes as a taxable entity. As a result of the change in NICC’s status from a nontaxable entity to a taxable division, net deferred tax liabilities as of December 26, 2001 have been recorded as a charge to the consolidated statements of operations.

Effective December 26, 2001, when NICC became a taxable division, both NICC and Rock Island’s taxable income was included in a consolidated income tax return with Nestlé Holdings, Inc., referred to as “Nestlé” and subsidiaries. The income tax provision for the period NICC was a taxable entity has been prepared as though NICC was a separate taxpayer, with the exception of net operating losses that are utilized in Nestlé’s consolidated group. If such losses were recorded on a separate Company basis, approximately $33 million of the current income tax benefit would be categorized as deferred tax benefit. In addition, deferred tax assets would have increased $33 million offset by a reduction in the adjustment to member’s equity and taxes receivable from affiliate in the amount of $16 million and $17 million respectively.

In accordance with Nestlé’s tax sharing policy through September 29, 2002, NICC is not entitled to a reimbursement for tax losses. Any intercompany taxes receivable are eliminated as an adjustment to members’ equity. Subsequent to that date, the policy was amended such that any intercompany taxes would be settled by actual payment. Reimbursement for tax losses for the period September 30, 2002 through December 31, 2002 is presented as Taxes Receivable from Affiliate.

Effective December 26, 2001, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Proforma provision (benefit) for income taxes is presented as if NICC had been a taxable entity for all periods prior to becoming a taxable entity. The proforma effective tax rate differs from the statutory rate of 35% primarily due to state taxes and certain nondeductible items.

(v)	Liability of Members

Members are not liable for any acts, debts or obligations of NICC.

(w)	Comprehensive Income

There were no items of other comprehensive income. Therefore, NICC’s net income (loss) was equal to comprehensive income (loss) for the years ended December 31, 2002, 2001, and 2000.

(x)	Recently Issued Accounting Standards

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This pronouncement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and that the associated asset retirement costs be capitalized as part of the carrying value of the related long-lived asset. SFAS No. 143 will be effective January 1, 2003 for NICC. Adoption of Statement 143 is not expected to have a material effect on NICC’s consolidated financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, SFAS No. 145 rescinds Statement 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. NICC plans to adopt SFAS No. 145 beginning in its fiscal year 2003. Adoption of SFAS No. 145 is not expected to have a material effect on NICC’s consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 supercedes Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring). Under SFAS No. 146, liabilities for costs associated with an exit or disposal activity are recognized when the liabilities are incurred, as opposed to being recognized at the date of the entity’s commitment to an exit plan under EITF No. 94-3. Furthermore, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liabilities. The effect of adopting SFAS No. 146 is not known. SFAS No. 146 may affect the timing of recognition of any exit or disposal activities initiated after December 31, 2002 as well as amounts to be recognized.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. FIN 45 also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 31, 2002. Since NICC does not provide such guarantees, the implementation of FIN 45 currently will not impact NICC’s consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. This interpretation clarifies certain issues related to Accounting Research Bulletin No. 51, Consolidated Financial Statements, and addresses consolidation by business enterprises of the assets, liabilities and results of the activities of a variable interest entity. NICC plans to adopt FIN 46 in its fiscal year 2003. Since NICC does not have a financial interest in a variable interest entity, the implementation of FIN 46 is not expected to impact NICC’s consolidated financial statements.

(3)	Plan of Merger and Contribution

On June 16, 2002, NICC Holdings, Inc., the sole member of NICC, and Nestlé Holdings, Inc., a wholly owned subsidiary of Nestlé S.A., entered into an Agreement and Plan of Merger and Contribution (the Merger Agreement) with Dreyer’s Grand Ice Cream, Inc. (Dreyer’s) and its affiliates to combine NICC with Dreyer’s (the Transaction). The Transaction will result in both NICC and Dreyer’s becoming wholly owned subsidiaries of a newly formed Delaware corporation. This Transaction will be recorded under the purchase method of accounting and will be treated as a reverse acquisition with NICC deemed as the acquiror and Dreyer’s deemed as the acquired entity for accounting purposes. Certain regulatory requirements and other conditions must be satisfied or waived before this Transaction is completed.

The Merger Agreement was approved by Dreyer’s shareholders on March 20, 2003.

On March 3, 2003, in an effort to address regulatory concerns, NICC, along with Dreyer’s and its affiliate, entered into an Asset Purchase and Sale Agreement with Integrated Brands, Inc, a subsidiary of CoolBrands International Inc., for the sale of certain ice cream assets of Dreyer’s and certain distribution assets of NICC. This agreement also contemplates that when the sale closes, the parties will enter into other agreements for the manufacture and distribution of frozen dessert products.

On March 4, 2003, the United States Federal Trade Commission (FTC) authorized its staff to commence legal action and to seek an injunction to block the Transaction pending trial. The parties are currently discussing the terms of the Integrated Brands agreement with the FTC in order to address concerns expressed by the FTC.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

A substantial delay in obtaining the necessary approvals from the FTC, or the insistence upon unfavorable terms or conditions by the FTC, could result in litigation with a governmental entity, or possibly cause the parties to abandon the Transaction itself. The delays and uncertainties surrounding the Transaction may also have an adverse impact on the ongoing business of NICC.

NICC uses third parties for the manufacturing of some of its products and has relationships with numerous third parties for the distribution of its products in areas where it does not have its own distribution system. The Transaction could result in these parties exercising their rights to terminate these relationships with NICC. Although NICC has determined that it could replace these parties if it desired, the termination of these relationships could result in a material impact on the consolidated financial statements including the potential write-off of certain related assets.

(4)	Inventory

Inventories consist of raw materials and finished goods as follows:

	December 31

	2002	2001

Raw materials	$9,399	8,480
Finished goods	43,312	57,447

Total	$52,711	65,927

NICC inventory on consignment with distributions included in the above balances totaled $425 and $90 as of December 31, 2002 and 2001, respectively.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(5)	Property, Plant and Equipment

A summary of property, plant and equipment follows:

	December 31

	2002	2001

Land	$7,418	7,418
Buildings and improvements	62,822	59,592
Machinery and equipment	86,195	79,991
Freezers with customers and distributors	42,050	37,653
Computer equipment	5,274	3,805
Computer software and software development costs	16,505	16,296
Vehicles	1,646	1,624
Construction in progress	14,364	8,865

Total property, plant and equipment	236,274	215,244
Accumulated depreciation	(25,026)	(322)

Property, plant and equipment, net	$211,248	214,922

As discussed in note 1, NICC has revised the recorded values of its fixed assets held as of December 26, 2001 based on the purchase price allocation for Nestlé Prepared Food’s acquisition of Pillsbury’s 50% interest in NICC. The $215,244 of total property, plant and equipment at December 31, 2001 reflects the $113,088 of property, plant and equipment included in the acquisition and the $102,156 carrying value of property, plant, and equipment owned by Nestlé Prepared Foods prior to the acquisition.

NICC leases freezers to customers under short-term contracts. These short-term contracts are generally month-to-month arrangements. Rental income from these short-term leases was $2,222, $2,577, and $2,037 for the years ended December 31, 2002, 2001, and 2000, respectively. The net carrying amount of freezers with customers and distributors was $34,258 (gross value of $42,050 less accumulated depreciation of $7,792) and $37,550 (gross value of $37,653 less accumulated depreciation of $103) at December 31, 2002 and 2001, respectively.

(6)	Employee Loans

Employee loans are issued under the terms of employment agreements and most are secured by second mortgages on residential properties. These loans are non-interest bearing and are forgiven over a five-year period, and charged to the consolidated statements of operations as selling, general and administrative expense. As of December 31, 2002 and 2001, NICC had 46 and 53 loans outstanding to employees, respectively. There are two types of employee loans outstanding. Under the first type, loans are non-interest bearing and are entirely forgiven over a five-year period from the date of the loan for as long as the employee remains employed with NICC. Under the second type of loan, loans to certain corporate employees are only 50% forgiven over a five-year period from the date of the loan for as long as the

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

employee remains employed with NICC. The other 50% of the loan is non-interest bearing and subject to repayment on the third and sixth anniversaries of the loan. These loans are subject to immediate repayment upon termination of employment with NICC if the employee resigns or is terminated by NICC on the basis of misconduct. If NICC terminates an employee’s employment and no misconduct is involved, the employee’s loan is forgiven. Compensation expense related to these loans was $675, $403, and $523 for years ended December 31, 2002, 2001, and 2000, respectively.

(7)	Goodwill

Net goodwill consisted of the following:

	December 31

	2002	2001

Net value at January 1	$451,641	—
Goodwill from acquisitions	1,520	451,785
Adjustment of acquisition price	(1,990)	—
Amortization expense	—	(144)
Impairment loss	(69,956)	—

Net value at December 31	$381,215	451,641

In accordance with the requirements of SFAS 142, goodwill should be tested for impairment annually or between annual tests if circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Subsequent to performing its annual impairment test as of June 30, 2002, NICC determined that a triggering event had occurred given the continued decline in its fiscal 2002 operating results which would require a new goodwill impairment test. NICC updated its impairment calculations as of September 29, 2002 using an income valuation approach to estimate the fair value of NICC. Under this income approach, the fair value is based on the present value of estimated future cash flows NICC is expected to generate over its remaining life. In applying the income approach, NICC was required to make estimates of future operating trends and judgments about discount rates and other variables. Actual future results and other assumed variables could differ from these estimates.

As a result of this updated impairment analysis, NICC determined that the carrying value of goodwill exceeded its implied fair value and recorded a write-down of $69,956 to reduce the carrying value of its goodwill at September 29, 2002 to equal its estimated fair value. NICC has also recorded the tax effect of this impairment adjustment as an increase to deferred tax assets of $17,480, a decrease of deferred tax liabilities of $9,103 and a corresponding increase to the benefit for income taxes of $26,853.

The following pro forma table provides a reconciliation of reported net (loss) income to members to adjusted net (loss) income to members for the years ended December 31, 2002, 2001, and 2000 as if SFAS No. 142 had been adopted for all periods presented:

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

	December 31

	2002	2001	2000

Reported net (loss) income to members	$(70,994)	(28,731)	6,427
Add back goodwill amortization	—	144	—

Adjusted net (loss) income to members	$(70,994)	(28,587)	6,427

(8)	Risks and Concentrations

NICC is subject to certain risks, including dependence on debt or equity financing from Nestlé Prepared Foods to sustain operations, the uncertainty of availability of additional financing from third parties, dependence on key management and seasonality of the business.

Financial instruments, which potentially subject NICC to concentrations of credit risk, consist principally of trade accounts receivable. NICC controls this risk through credit approvals, credit limits, an allowance for doubtful accounts and monitoring procedures.

On June 14, 1994, an affiliate of Nestlé entered into a distribution agreement with Dreyer’s Grand Ice Cream, Inc., referred to as “Dreyer’s,” whereby Dreyer’s would distribute frozen dessert products manufactured by or for the Nestlé affiliate in certain areas. This agreement was replaced in November 2001 with a new distribution agreement between NICC and Dreyer’s, whereby Dreyer’s continues to sell NICC’s frozen dessert products in the ordinary course of business and at prices consistent with those offered to other distributors. (Refer to note 11).

For the years ended December 31, 2002, 2001, and 2000, Dreyer’s accounted for approximately 7%, 11%, and 11% of net sales, respectively. Dreyer’s accounted for 8%, 15%, and 11% of trade receivables as of December 31, 2002, 2001, and 2000, respectively.

(9)	Nestlé USA Inc. Demand Notes

On November 17, 2000, NICC executed a demand Note in favor of Nestlé USA, Inc. that provides for cash borrowings up to $50,000. On September 4, 2001, NICC executed a second demand note with Nestlé USA, Inc. that provides for cash borrowings up to $60,000, for a total line of credit with Nestlé USA, Inc. of $110,000. Subsequent to the execution of the demand notes, Nestlé USA, Inc. extended credit to NICC under the demand notes in an amount that exceeded the combined and overall agreed upon amounts under the demand notes. The excess borrowing by NICC did not constitute an event of default and the excess borrowing is subject to the same terms and provisions as amounts borrowed within the limits stated in the demand footnotes. The interest rate on these demand notes is the average daily one-month USD LIBOR BBA applied to the average monthly balance, increased by a margin of 29 basis points (0.29%).

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

The weighted average interest rates for the periods the loans were outstanding were 2.13%, 3.31%, and 6.98% for the years ended December 31, 2002, 2001, and 2000, respectively. The principal of each of the demand notes is payable upon the demand of Nestlé USA, Inc., regardless of whether any event of default exists under the demand notes.

(10)	Compensation Plans

(a)	401(k) Savings Plan

Effective April 1, 2000, NICC sponsored a 401(k) savings plan covering substantially all of its employees. Employees may contribute from 1% to 15% (highly compensated employees are limited to 10%) of eligible compensation on a pretax basis, limited to a maximum annual amount as set by the Internal Revenue Service. NICC matches employee contributions dollar for dollar up to 3% of eligible compensation. Matching contributions are vested 20% for each year of service. NICC’s matching contributions to the plan totaled $2,288, $2,088, and $1,287 for the years ended December 31, 2002, 2001, and 2000, respectively. Employees participated in member plans from inception through March 31, 2000. Costs of the member plans have been charged to the joint venture through direct charges for payroll and benefit services.

(b)	Defined Contribution Retirement Plan

Effective April 1, 2000, NICC sponsored a defined contribution retirement plan covering substantially all of its employees. NICC contributions range from 3% to 9% depending on age and years of service. An additional contribution of 3% of eligible compensation for ten years until retirement or until termination, whichever occurs first, is made for employees that meet certain eligibility requirements as of April 1, 2000. NICC’s contributions are vested 20% for each year of service. NICC’s contributions to the plan totaled $5,282, $5,018, and $3,017 for the years ended December 31, 2002, 2001, and 2000, respectively. Employees participated in member plans through March 31, 2000. Costs of the member plans have been charged to the joint venture through direct charges for payroll and benefits services.

(c)	Supplemental Management Retirement and Savings Plan

Effective June 1, 2000, NICC sponsored a nonqualified, unfunded and unsecured retirement and savings plan for employees meeting certain eligibility requirements as defined by NICC. Participants annually may elect to defer a percentage of eligible compensation. Contributions commence upon reaching the annual qualified plan limits of the 401(k) savings plan (deferral limit of $11 or compensation limit of $200 for 2002) and are made at the same contribution rates elected for the 401(k) plan. NICC matches these contributions dollar for dollar up to 3% of eligible compensation. Participants also may elect to defer a portion of base compensation (up to 25%) and incentive compensation (up to 85%). NICC matches these deferrals at a rate of 3%. Interest has been credited monthly on participant balances at an annual rate of 9% from June 1, 2000 to December 31, 2001 and 8.5% for 2002. NICC contributions are vested 20% for each year of service.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

NICC also credits participants’ accounts with additional amounts for those reaching the annual compensation limits of the qualified defined contribution retirement plan and made at the same contribution rates as under that plan. Employees who received transitional benefits while previously participating in plans of the members are credited with an additional 3% of eligible compensation. Interest has been credited monthly on participant balances at an annual rate of 9% from June 1, 2000 to December 31, 2001 and 8.5% for 2002. Amounts are vested 20% for each year of service.

NICC also provides a supplemental benefit for certain eligible participants who were active employees of one of the members and participated in one of their plans as of March 31, 2000. The supplement is a one-time contribution to the supplemental management retirement and savings plan and is based on the present value of the excess of retirement benefits that would have been received (as actuarially determined) if participating under members’ plans versus those that are projected as a participant of NICC’s plans. Interest is credited monthly on participant balances at a fixed annual rate of 9.5%. The supplement was initially credited to participant accounts on April 1, 2001 in accordance with subsequent plan amendments and with interest for the period from April 1, 2000. Amounts are vested 51% beginning at age 55 with the vesting percentage increasing 7% each year until age 62, at which time balances are fully vested. NICC expense under this plan amounted to $381 and $632 for the years ended December 31, 2002 and 2001, respectively, and $158 for the period from June 1, 2000 (plan inception) through December 31, 2000.

(d)	Long-Term Incentive Compensation

NICC has established long-term incentive compensation program for key management personnel based on the economic and operating profitability of NICC for the three-year period ended December 31, 2002.

Economic profit is defined as after-tax profit less a theoretical charge for capital employed in the business. Participants may elect to defer all or part of any payment under this program and have such amounts included in the Supplemental Management Retirement and Savings plan (note 10(c)). Expense (benefit) for these long-term incentives was $(3,011), $2,670, and $2,790 for the years ended December 31, 2002, 2001, and 2000, respectively. During March 2003, NICC paid $2,449 under this program of which participants deferred $239.

(11)	Net Sales to Affiliates and Inventory Purchases from Affiliates

Prior to December 26, 2001, NICC sold products to its members at cost as specified in an International Co-Pack Agreement with Nestlé Prepared Foods and Pillsbury. Subsequent to Nestlé Prepared Foods’ acquisition of Pillsbury’s 50% interest in NICC on December 26, 2001, NICC continued to sell products at cost to Pillsbury under the same commercial terms and conditions that were effective during the duration of the joint venture agreement.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

NICC inventory purchases from Nestlé Prepared Foods or its affiliates were $11,001, $11,086, and $22,120 for the years ended December 31, 2002, 2001, and 2000, respectively. NICC made no inventory purchases from Pillsbury during these periods.

(12)	Transition Services Agreements

As discussed in note 2(s), NICC has relied on its member companies and their affiliates for a significant amount of administration and support services functions described in the accompanying consolidated financial statements. These services have been provided to NICC by the members under the 1999 Transition Services Agreement at cost. NICC recognized selling, general and administrative expense of $3,460, $7,765, and $10,046 for such services for the years ended December 31, 2002, 2001, and 2000, respectively. In connection with Nestlé Prepared Food’s purchase of Pillsbury’s 50% interest in NICC, Pillsbury entered into another transition services agreement dated December 26, 2001, under which Pillsbury agreed that, until December 2002, it would continue to provide NICC transition services of the same level and quality, and under the same commercial terms and conditions, as it had previously provided to NICC.

Under the 1999 Transition Services Agreement, in addition to other corporate functions described in note 2(s), Nestlé Prepared Foods or its affiliates provided claims reporting and monitoring of NICC’s workers’ compensation, general and automobile liability insurance policies. Nestlé Prepared Foods or its affiliates calculated for NICC the specific expenses related to NICC’s workers’ compensation and related claims. Retained-insurance liabilities may differ based on new events or circumstances that might materially impact the ultimate cost to settle these claims.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(13)	Income Taxes

The provision (benefit) for income taxes consists of the following for the years ended December 31, 2002, 2001, and 2000, based on domestic (loss) income before taxes of $(108,034), $(25,369), and $6,427, respectively:

	2002	2001	2000

Current	$(33,046)	287	—
Deferred	(3,994)	3,075	—

Total	$(37,040)	3,362	—

The provision (benefit) for income taxes differs from the amount of income tax determined by applying the United States statutory federal income tax rate to income (loss) before income taxes as a result of the following for the years ended December 31, 2002, 2001, and 2000:

	2002	2001	2000

Tax (benefit) provision at statutory rate	$(37,811)	(8,879)	2,249
Partnership losses (earnings) not benefited (taxed)	—	9,108	(2,249)
State taxes benefit (net of federal effect)	(2,922)	24	—
Change in taxable status	—	3,126	—
Other	3,693	(17)	—

Total	$(37,040)	3,362	—

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

The deferred tax assets and liabilities recorded on the balance sheet, which include current and noncurrent elements, are as follows at December 31, 2002, and 2001:

	2002	2001

Deferred tax assets:
Accrued liabilities	$1,345	801
Bad debts	1,180	738
Inventory	1,153	663
Employee benefits	4,411	4,786
Package design	869	913
Goodwill	14,352	—
Other	—	5

Gross deferred tax assets	23,310	7,906

Deferred tax liabilities:
Property, plant, and equipment	(21,912)	(11,255)
Other	(840)	(88)

Gross deferred tax liabilities	(22,752)	(11,343)

Net deferred tax asset (liability)	$558	(3,437)

(14)	Operating Leases

NICC is committed under noncancelable and certain cancelable and renewable month-by-month operating leases for commercial properties, freezers, warehousing and manufacturing and administrative equipment. Certain cancelable and renewable month-by-month leases are included in the minimum lease commitments given NICC’s intention to continue to renew the leases through their maximum terms. Lease expense for the years ended December 31, 2002, 2001, and 2000, was $11,746, $9,978 and $9,900, respectively, net of sublease rental income of $1,000, $800 and $467, respectively.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

Minimum future lease commitments and sublease income as of December 31, 2002 were as follows:

	Minimum
	lease	Sublease	Net lease
	payments	income	payments

Period ending December 31:
2003	$9,039	(1,000)	8,039
2004	6,439	(1,000)	5,439
2005	4,168	(500)	3,668
2006	2,692	—	2,692
2007	1,482	—	1,482
2008	865	—	865
Thereafter	1,589	—	1,589

	$26,274	(2,500)	23,774

(15)	Commitments and Contingencies

(a)	Legal Proceedings

From time to time, NICC has been subjected to certain lawsuits and claims and other actions arising in the normal course of business. Lawsuits and claims prior to October 8, 1999 (inception) are the responsibility of Pillsbury and Nestlé Prepared Foods.

(b)	Purchase Agreements

NICC uses third parties for the manufacturing of some of its products. Some of the manufacturing agreements with third parties contain minimum volume commitments. A specific manufacturing contract with a term through December 31, 2008 requires a minimum purchase quantity of 13,200,000 equivalent units annually. In 2004, NICC has the option to reduce the minimum purchase quantity to 10,000,000 equivalent units. The contract specifies a penalty of $0.39 per equivalent unit if the minimum purchase requirement is not met. The minimum commitment was not met and resulted in additional expense of $1,942 and $1,717 for the years ended December 31, 2002 and 2001, respectively.

Another manufacturing agreement with a term through December 31, 2003 specifies minimum purchase quantities of 15,000 cases per month for January through September and 10,000 cases per month for October through December. The contract specifies a penalty of $2.50 per case if the minimum purchase requirement is not met. The minimum purchase component of the agreement expires on December 31, 2003. All minimum purchase commitments under this agreement were met for the years ended December 31, 2002 and 2001.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(c)	Packaging and Ingredients Agreements

NICC has an exclusive supply arrangement with a supplier for purchases of packaging products that expires in October 2005. The contract does not require specific minimum quantities. NICC has exclusive supply arrangements with two suppliers for purchases of ingredients that do not require minimum quantities. One contract expires on December 31, 2002, and the other contract expires on August 31, 2006. Additionally, NICC has a contract with a supplier for purchases of ingredients at a fixed price through December 31, 2005. This contract requires minimum purchases at an estimated volume of $2,340 in 2002 and of $2,145 for years 2003 through 2005.

(d)	Distribution Agreements

NICC has distribution agreements with various manufacturers to distribute its manufactured products through NICC’s direct store delivery system. Ben & Jerry’s Homemade Ice Cream, Inc., referred to as “Ben & Jerry’s,” gave notice of termination without cause of the distribution agreement between NICC and Ben & Jerry’s effective March 4, 2001. While NICC continues to distribute Ben & Jerry’s ice cream in a limited number of markets, the termination of this agreement substantially reduced the volume of Ben & Jerry’s ice cream distributed under NICC’s direct store delivery system. The accompanying consolidated financial statements include net sales of $581, $10,236, and $74,252 for the years ended December 31, 2002, 2001, and 2000, respectively, relating to Ben & Jerry’s ice cream distributed by NICC.

(e)	Other Agreements

NICC has a marketing research agreement that expires in 2005 with annual service purchase commitments of $2,564 in 2002 and $2,641 for 2003 through 2005. NICC has another agreement through 2006 with a freezer storage company with annual minimum quantity usage requirements from January through October. NICC has met the minimum commitments for these agreements in 2002.

(f)	Standby Letters of Credit

At December 31, 2002 and 2001, NICC had $4,675 and $3,675 of standby letters of credit with Citibank N.A., respectively. Of these amounts, $4,625 and $3,625 served as a guarantee by the creditor bank to cover United States workers’ compensation and automobile liability claims, respectively. NICC pays fees on the standby letters of credit. Borrowings against the letters of credit are subject to interest at various rates. Nestlé USA, Inc. is a co-obligor on these letters of credit.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(16)	Acquisitions

(a)	Tropic Ice, Inc.

On April 5, 2002, NICC acquired the principal assets of Tropic Ice, Inc., a distributor of frozen dessert products. The transaction has been accounted for using the purchase method of accounting. The results of operations of the acquired business for the periods from the closing of the acquisition to December 31, 2002 are reflected in the accompanying consolidated statements of operations and did not significantly affect the results of operations of NICC for that period.

The purchase price of $2,642 was paid in cash and includes acquisition-related costs of $64 and was allocated to the tangible and intangible assets acquired based on estimates of their respective fair values as follows: $276 to inventories, $146 to property, plant and equipment, $700 to acquired intangible assets included in other assets and $1,520 to goodwill.

In accordance with the guidance of SFAS No. 142, the goodwill resulting from this transaction has not been amortized. The $700 of acquired intangible assets is being amortized based over its estimated useful life of three years. Amortization expense recognized related to the intangible asset totaled $175 for the year ended December 31, 2002, which is included in selling, general and administrative expenses in the accompanying consolidated statement of operations. Estimated annual amortization expense in future years is $233 through the end of the intangible asset’s useful life in 2005.

(b)	Push Down by Nestlé Prepared Foods of its Acquisition from Pillsbury of the Remaining 50% Interest in NICC Not Already Owned

Effective December 26, 2001, Nestlé Prepared Foods acquired from Pillsbury the 50% interest in NICC that Nestlé Prepared Foods did not already own for a cash purchase price of $560,742 which is net of cash acquired of $4,758 and includes acquisition-related costs of $7,100. The acquisition returned full control to Nestlé Prepared Foods of its frozen dessert business as well as permitted it to assume control of the Häagen-Dazs frozen dessert business in the United States.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

The acquisition was accounted for using the purchase method of accounting and was pushed down to NICC as a contribution of capital to NICC from Nestlé Prepared Foods. The purchase price has been allocated to the 50% interest in net assets acquired that Nestlé Prepared Foods did not previously own based on appraisals of their estimated fair values. The fair value of the 50% of identifiable net assets not previously owned by Nestlé Prepared Foods, excluding cash acquired, was $117,108, which was allocated as follows: $44,114 to receivables, $32,964 to inventories, $16,313 to other current assets, $113,088 to property, plant and equipment, $3,901 to other assets, $57,551 to accounts payable and accrued liabilities and $35,721 to NICC’s demand notes with Nestlé USA, Inc. The transaction resulted in a purchase price allocation of $443,634 to goodwill, of which approximately $442,000 is expected to be deductible for income tax purposes, and a net contribution of capital for the acquisition of $446,559. The contribution of capital for the acquisition reflects the allocated goodwill net of the fair value adjustments to the carrying value of assets acquired totaling $10,932 and an elimination in the amount of $8,007 to reflect the 50% pro rata portion of historical goodwill.

In 2002, goodwill and contributed capital were reduced by $1,990 because actual costs incurred were less than the original estimate

In accordance with the guidance of SFAS No. 142, the goodwill resulting from this transaction has not been amortized.

In connection with Nestlé Prepared Foods’ acquisition of Pillsbury’s 50% interest in NICC, two Swiss affiliates of Nestlé Prepared Foods purchased a 99-year license for use of certain Häagen-Dazs-related intellectual property and technology rights from Pillsbury and have sublicensed the use of such intellectual property and technology rights to NICC. The sublicenses from the affiliates of Nestlé Prepared Foods to NICC expire on December 31, 2009 and may be earlier terminated if NICC breaches any of the terms or covenants contained in the agreements, if NICC is liquidated or ceases to carry on its business or if Nestlé S.A. ceases to own, directly or indirectly, at least a 66% equity interest in NICC. Under the governance agreement with respect to Dreyer’s Grand Ice Cream Holdings, Inc., prior to July 1, 2007, Nestlé has agreed that it and its affiliates may not (except to the extent necessary to comply with law) transfer any shares of Dreyer’s Grand Ice Cream Holdings, Inc. Class B common stock, except to a subsidiary that is, directly or indirectly, majority owned by Nestlé S.A. After July 1, 2007, Nestlé and its affiliates could dispose of stock and could cause Nestlé S.A. to cease to own, directly or indirectly, less than a 66% equity interest in NICC, which would give the affiliates of Nestlé the right to terminate the sublicenses.

(c)	Rock Island

On October 26, 2001, NICC acquired the outstanding capital stock of Rock Island, a California corporation. The transaction has been accounted for using the purchase method of accounting. The results of operations of the acquired business for the period from the closing of the acquisitions to

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

December 31, 2001 are reflected in the accompanying consolidated statements of operations and did not significantly affect the results of operations of NICC for that period.

The purchase price of $14,323 which is net of cash acquired of $3,786 and includes acquisition related costs incurred of $223 was allocated to the tangible and intangible assets and liabilities acquired based on estimates of their respective fair values as follows: $2,640 to trade accounts receivable, $990 to inventories, $1,188 to other current assets, $2,155 to property, plant and equipment, $3,640 to accrued liabilities and $10,990 to goodwill.

In accordance with the transition guidance of SFAS No. 142, the goodwill resulting from this transaction has not been amortized.

(d)	Tom Rogers Distributors, Inc.

On June 8, 2001, NICC purchased the principal assets of Tom Rogers Distributors, Inc., an Oregon corporation (Tom Rogers). The transaction has been accounted for using the purchase method of accounting. The results of operations of the acquired business for the period from the closing of the acquisitions to December 31, 2001 are reflected in the accompanying consolidated statements of operations and did not significantly affect the results of operations of NICC for that period.

The purchase price of $6,904 which is net of cash acquired of $8 and includes acquisition related costs incurred of $219 was allocated to the tangible and intangible assets and liabilities acquired based on estimates of their respective fair values as follows: $2,774 to trade accounts receivable, $1,157 to inventories, $66 to other current assets, $360 to property, plant and equipment, $2,621 to accrued liabilities and $5,168 to goodwill.

In accordance with the transition guidance of Statement 142, the goodwill resulting from this transaction has been amortized through December 31, 2001 with no further amortization in 2002.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002, 2001, and 2000

(17)	Selected Quarterly Financial Data (Unaudited)

The following table shows certain quarterly financial data for 2002, 2001, and 2000:

				Pro forma
			Net (loss)	net (loss)
			income to	income to
	Sales	Gross profit	members	members(1)

2002:
1st Quarter	$119,428	17,835	(8,744)
2nd Quarter	197,978	47,941	3,385
3rd Quarter	180,778	34,336	(47,869)
4th Quarter	104,847	2,426	(17,766)

Year ended December 31, 2002	$603,031	102,538	(70,994)	—

2001:
1st Quarter	$131,117	27,907	(10,026)	(6,643)
2nd Quarter	187,590	51,878	671	445
3rd Quarter	187,835	45,614	1,523	1,009
4th Quarter	115,022	2,639	(20,899)	(11,619)

Year ended December 31, 2002	$621,564	128,038	(28,731)	(16,808)

2000:
1st Quarter	$134,850	30,356	(8,108)	(3,489)
2nd Quarter	211,991	61,896	22,245	9,571
3rd Quarter	195,905	53,413	3,405	1,465
4th Quarter	126,192	15,078	(11,115)	(4,787)

Year ended December 31, 2002	$668,938	160,743	6,427	2,760

(1)	NICC is a limited liability company and until December 26, 2001, was treated as a partnership for United States income tax purposes. Effective December 26, 2001, NICC became a wholly owned subsidiary of Nestlé Prepared Foods and taxed as a division of its corporate owner. Pro forma net (loss) income to members is presented as if NICC had been a taxable entity for all periods prior to becoming a taxable entity. Pro forma net (loss) income to members is calculated by subtracting the pro forma provision (benefit) for income taxes from the (loss) income before income taxes. The quarterly pro forma provision (benefit) for income taxes is calculated by applying the full year pro forma effective tax rate to the quarterly (loss) income before income taxes.

(18)	Subsequent Events

In addition to the 2003 merger-related events described in note 3, NICC also terminated the employment of three members of its senior management group in January 2003. In connection with these terminations, NICC recorded expense of $2,473, primarily for severance payments and the forgiveness of employee loans of $393.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
(Formerly known as Ice Cream Partners USA, LLC)
AND SUBSIDIARY

Consolidated Financial Statements

March 30, 2003 and March 31, 2002

(Unaudited)

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands)

	Mar. 30, 2003	Dec. 31, 2002

Assets
Current assets:
Cash	$1,915	2,435
Trade accounts receivable, net of allowance for doubtful accounts of $2,598 in 2003 and $3,104 in 2002	67,838	52,467
Trade accounts receivable due from affiliates	552	171
Other accounts receivable	4,348	3,759
Inventories	69,109	52,711
Prepaid and other assets	3,462	2,811
Deferred tax assets	6,040	7,890
Taxes receivable from affiliate	27,373	16,943

Total current assets	180,637	139,187

Property, plant, and equipment, net	206,086	211,248
Employee loans	2,453	3,279
Other assets	22,286	19,207
Goodwill	381,215	381,215

Total assets	$792,677	754,136

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$32,277	20,965
Accounts payable to affiliates	1,830	849
Accrued liabilities	9,557	7,065
Accrued promotions	19,570	16,238
Accrued payroll and related benefits	12,735	15,603
Royalties payable to affiliates	2,436	1,464
Nestlé USA Inc. Demand Notes	96,323	73,142

Total current liabilities	174,728	135,326
Noncurrent benefit obligations	3,244	2,813
Deferred tax liabilities	12,078	7,332

Total liabilities	190,050	145,471

Commitments and contingencies
Member’s equity:
Investment from member	753,182	750,252
Accumulated net loss to member	(150,555)	(141,587)

Total member’s equity	602,627	608,665

Total liabilities and member’s equity	$792,677	754,136

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Consolidated Statements of Operations

Three Months ended March 30, 2003 and March 31, 2002

(Unaudited)

(Dollars in thousands)

	2003	2002

Net sales to external customers	$114,151	118,765
Net sales to affiliates	646	663

Total net sales	114,797	119,428

Cost of goods sold to external customers	92,138	100,930
Cost of goods sold to affiliates	646	663

Total cost of goods sold	92,784	101,593

Selling, general and administrative	29,546	26,451
Royalty expense to affiliates	4,939	4,703

Operating (loss) income	(12,472)	(13,319)
Interest expense to affiliates	330	364

(Loss) income before income taxes	(12,802)	(13,683)
Provision (benefit) for income taxes	(3,834)	(4,939)

Net (loss) income to member	$(8,968)	(8,744)

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Consolidated Statements of Member’s Equity

Three Months ended March 30, 2003 and March 31, 2002

(Unaudited)

(Dollars in thousands)

		Accumulated
	Investment	net income
	from	(loss) to
	member	member	Total

Balance at December 31, 2001	$735,383	(54,700)	680,683
Capital contributions	2,166	—	2,166
Tax sharing adjustment	—	(11,270)	(11,270)
Net loss to member	—	(8,744)	(8,744)

Balance at March 31, 2002	$737,549	(74,714)	662,835

Balance at December 31, 2002	$750,252	(141,587)	608,665
Capital contribution for acquisition costs	2,930	—	2,930
Net loss to member	—	(8,968)	(8,968)

Balance at March 30, 2003	$753,182	(150,555)	602,627

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Consolidated Statements of Cash Flows

Three Months ended March 30, 2003 and March 31, 2002

(Unaudited)

(Dollars in thousands)

	2003	2002

Cash flows from operating activities:
Net (loss) income to member	$(8,968)	(8,744)
Depreciation and amortization expense	6,491	5,783
Tax sharing adjustment	—	(11,270)
Deferred taxes	6,596	6,617
Loss on disposal of fixed assets	508	—
Changes in operating assets and liabilities:
Receivables	(15,134)	(8,562)
Accounts payable and accrued liabilities	14,699	(2,766)
Prepaid expenses and other assets	(859)	4,111
Inventories	(16,398)	(25,762)
Royalties payable to affiliates	972	2,550
Due to/from member and affiliates	(9,829)	15,786

Net cash provided by (used in) operating activities	(21,922)	(22,257)

Cash flows from investing activities:
Capital expenditures	(1,797)	(3,320)
Proceeds from disposal of property, plant and equipment	18	—

Net cash used in investing activities	(1,779)	(3,320)

Cash flows from financing activities:
Capital contributions from member	—	2,166
Net draws on Nestlé USA, Inc. demand notes	23,181	23,250

Net cash provided by financing activities	23,181	25,416

Net (decrease) increase in cash	(520)	(161)
Cash, beginning of year	2,435	9,515

Cash, end of year	$1,915	9,354

Supplemental disclosure:
Cash paid during the period for interest	$330	364
Supplemental disclosure of noncash transactions:
Increase in equity resulting from push-down of acquisition costs paid by Nestlé Prepared Foods related to Dreyer’s Transaction	$2,930	—

See accompanying notes to consolidated financial statements.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 30, 2003 and March 31, 2002

(Unaudited)

(1)	Description of Business and Segment Information

(a)	Description of Business

Nestlé Ice Cream Company, LLC, referred to as NICC, is engaged in the sale, manufacturing and distribution of frozen dessert products. NICC is wholly owned by Nestlé USA – Prepared Foods Division, Inc. (Nestlé Prepared Foods) through its wholly owned subsidiary NICC Holdings, Inc. Nestlé Prepared Foods is a wholly owned subsidiary of Nestlé Holdings, Inc., the United States holding company for the principal food and beverage operations of Nestlé S.A., the ultimate parent company incorporated in Switzerland.

(b)	Segment Information

NICC operates in one business segment, namely the sale, manufacturing and distribution of frozen dessert products. NICC primarily sells ice cream, frozen yogurt, gelato, sorbet and novelty products under the Häagen-Dazs and Nestlé brand names. NICC sells its products to a variety of retail outlets, including grocery stores, convenience stores, restaurants, movie theaters, hotels and other retailers. Its products are produced, marketed and distributed under licenses or sublicenses from affiliates of NICC. Such products (excluding products sold to affiliates) are referred to as “NICC branded products.” For purposes of managing sales and marketing activities, NICC tracks gross sales information with respect to NICC branded products in the following product categories: grocery packaged, grocery novelties and non-grocery. Grocery packaged represents products sold in pints, quarts and half gallon formats. Grocery novelties represent novelty products (e.g. ice cream cones, bars and sandwiches) sold in multi-serve packages. Non-grocery represents novelty products (e.g. ice cream cones, bars and sandwiches) sold in single serve packages. These product categories (e.g. grocery and non-grocery) reflect a product format and are not necessarily reflective of the retail outlet in which the product is sold. NICC also distributes products for other manufacturers in selected areas. These products are referred to as “partner branded products.”

(2)	Certain Significant Accounting Policies

(a)	Basis of Presentation

The unaudited consolidated financial statements for the three months ended March 30, 2003 and March 31, 2002 include all adjustments, consisting of normal recurring accruals, deemed necessary by management for a fair presentation of the consolidated results for the interim periods. The statements have been prepared by NICC pursuant to the rules and regulations of the Securities and Exchange Commission and accordingly do not include all of the information and notes required by generally accepted accounting principles in the United States. The operating results for the three months ended March 30, 2003 and March 31, 2002 are not necessarily indicative of the results expected for an entire year. These condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes dated December 31, 2002 and the year then ended. Certain reclassifications have been made to prior years’ financial statements to conform to the current year presentation.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 30, 2003 and March 31, 2002

(Unaudited)

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates depending upon certain risks and uncertainties. Potential risks and uncertainties include such factors as the financial strength of the retail industry, the level of consumer spending for frozen dessert products, demand for NICC’s frozen dessert products, NICC’s ability to develop, market and sell new products, the success of planned advertising, marketing, and promotional campaigns, competitors’ marketing and promotional responses, the cost of energy used in manufacturing and distribution, the cost of dairy raw materials and other commodities used in NICC’s products, legal proceedings and other contingent liabilities.

Estimates are used for, but are not limited to: allowance for doubtful accounts, marketing, and promotional accruals, inventory valuation, depreciable lives of assets and useful lives of goodwill. Future events and their effects cannot be predicted with certainty. Accordingly, accounting estimates require the exercise of judgment. The accounting estimates used in the preparation of the accompanying consolidated financial statements may change as new events occur, as more experience is acquired, as additional information is obtained and as NICC’s operating environment changes.

(3)	Plan of Merger and Contribution

On June 16, 2002, NICC Holdings, Inc., the sole member of NICC, and Nestlé Holdings, Inc., a wholly owned subsidiary of Nestlé S.A., entered into an Agreement and Plan of Merger and Contribution (the Merger Agreement) with Dreyer’s Grand Ice Cream, Inc. (Dreyer’s) and its affiliates to combine NICC with Dreyer’s (the Transaction). The Transaction will result in both NICC and Dreyer’s becoming wholly owned subsidiaries of a newly formed Delaware corporation. This Transaction will be recorded under the purchase method of accounting and will be treated as a reverse acquisition with NICC deemed as the acquiror and Dreyer’s deemed as the acquired entity for accounting purposes. Certain regulatory requirements and other conditions must be satisfied or waived before this Transaction is completed.

The Merger Agreement was approved by Dreyer’s shareholders on March 20, 2003.

On March 3, 2003, in an effort to address regulatory concerns, NICC, along with Dreyer’s and its affiliate, entered into an Asset Purchase and Sale Agreement with Integrated Brands, Inc, a subsidiary of CoolBrands International Inc., for the sale of certain ice cream assets of Dreyer’s and certain distribution assets of NICC. This agreement also contemplates that when the sale closes, the parties will enter into other agreements for the manufacture and distribution of frozen dessert products.

On March 4, 2003, the United States Federal Trade Commission (FTC) authorized its staff to commence legal action and to seek an injunction to block the Transaction pending trial. The parties discussed the terms of the Integrated Brands agreement with the FTC in order to address concerns expressed by the FTC.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 30, 2003 and March 31, 2002

(Unaudited)

NICC uses third parties for the manufacturing of some of its products and has relationships with numerous third parties for the distribution of its products in areas where it does not have its own distribution system. The Transaction could result in these parties exercising their rights to terminate these relationships with NICC. Although NICC has determined that it could replace these parties if it desired, the termination of these relationships could result in a material impact on the consolidated financial statements including the potential write-off of certain related assets.

(4)	Inventory

Inventories consist of raw materials and finished goods as follows:

	Mar. 30, 2003	Dec. 31, 2002

Raw materials	$11,056	9,399
Finished goods	58,053	43,312

Total	$69,109	52,711

NICC inventory on consignment with distributors included in the above balances totaled $492 and $425 as of March 30, 2003 and December 31, 2002.

(5)	Butter Investments

Under current federal and state regulations and industry practice, the price of cream, a primary ingredient in ice cream, is linked to the price of butter. In an effort to mitigate the effects of butter price volatility, NICC initiated a program in 2002 for the purchase of butter or butter forward contracts with the intent of reselling or settling its positions in order to lower its cream cost and overall exposure to the volatility of this market. NICC’s investment in butter does not qualify as a hedge for accounting purposes. Consequently, it “marks to market” its investment at the end of each quarter and records any resulting gain or loss as a decrease or increase in cost of goods sold. For the three months ending March 30, 2002, NICC recognized losses of $102 on contracts settled and closed. All contracts were closed at December 31, 2002. NICC did not enter any similar contracts during 2003.

NESTLÉ ICE CREAM COMPANY, LLC
(A Limited Liability Company)
AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 30, 2003 and March 31, 2002

(Unaudited)

(6)	Management Changes

NICC terminated the employment of three members of its senior management group in January 2003. In connection with these terminations, NICC recorded expense of $2,473, primarily for severance payments and the forgiveness of employee loans of $393.

(7)	Subsequent Events

On June 26, 2003 the transactions contemplated by the agreements discussed in Note 3 were closed and both NICC and Dreyer’s became wholly-owned subsidiaries of Dreyer’s Grand Ice Cream Holdings, Inc (DGICH).

As a condition to the closing of the transaction between NICC and Dreyer’s, the FTC required that both parties divest certain assets. On July 5, 2003 the divestiture of those certain assets to subsidiaries of CoolBrands International, Inc. was closed. NICC sold leases, warehouses, equipment, vehicles and related distribution assets covering a substantial portion of its distribution network. NICC property, plant and equipment with a carrying value of $10,800 were divested as well as certain inventory amounting to $2,503. Calculations of NICC’s loss on the disposal of these assets are being finalized but are currently estimated at approximately $7,600.

(b)      Pro Forma Financial Information

          The unaudited pro forma financial information, giving effect to the Dreyer’s Nestlé Transaction and the Divestiture Transaction, prepared pursuant to Article 11 of Regulation S-X, appears below in accordance with Item 7(b) of Form 8-K.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

          The Unaudited Pro Forma Combined Condensed Financial Information set forth below gives effect to the Dreyer’s Nestlé Transaction and the Divestiture Transaction (collectively, the Transactions) as if the Transactions had been consummated on March 30, 2003 for purposes of the balance sheet, and on January 1, 2002 for purposes of the statements of operations, subject to the assumptions and adjustments in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Information (the Notes).

          The pro forma adjustments for the Transactions are based upon the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), and upon the assumptions set forth in the Notes herein. This Unaudited Pro Forma Combined Condensed Financial Information should be read in conjunction with the financial statements of DGIC set forth in DGIC’s Annual Report on Form 10-K, filed on March 28, 2003 (File No. 000-14190) and quarterly report on Form 10-Q, filed on May 13, 2003 (File No. 000-14190), respectively, and the financial statements of NICC set forth herein.

          The pro forma adjustments do not reflect any operating efficiencies or inefficiencies which may result from the Transactions. Therefore, the Unaudited Pro Forma Combined Condensed Financial Information is not necessarily indicative of results that would have been achieved had the businesses been combined during the periods presented or the results that may be achieved by DGICH in the future. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable and that the significant effect of the Transactions are properly reflected. However, actual results may materially differ from these estimates and assumptions.

Overview of the Accounting for the Dreyer’s Nestlé Transaction

          The Dreyer’s Nestlé Transaction has been accounted for as a reverse acquisition under the purchase method of accounting. For this purpose, NICC was deemed to be the acquirer and DGIC was deemed to be the acquiree.

          The Financial Accounting Standards Board Statement of Financial Accounting Standards No. 141, “Accounting for Business Combinations,” SFAS No. 141, requires that the net assets of the acquiree, DGIC, be recognized at fair value. However, because Nestlé owned a portion of DGIC (27.3%) prior to the close of the Dreyer’s Nestlé Transaction, the Initial Nestlé Ownership (calculated as the Nestlé-owned shares outstanding divided by the total common shares outstanding on the March 30, 2003 balance sheet date), only the portion of the net assets represented by the shares that were not already owned by Nestlé, 72.7%, the Non-Nestlé Ownership, were adjusted to fair value. The remaining portion (27.3%) of DGIC’s net assets represented by the Initial Nestlé Ownership percentage were adjusted to reflect Nestlé’s historical cost as calculated under the equity method of accounting in accordance with U.S. GAAP.

          In preparing the Unaudited Pro Forma Combined Condensed Financial Information, the following prices per share were used:

(1)	$57.99 (the Announcement Date Average Closing Price), is the average of the closing market prices of DGIC’s common stock on the Nasdaq National Market over the five business days beginning with the two business days prior to the announcement date of the Merger Agreement (June 17, 2002), and ending with the two business days following the announcement date of the Merger Agreement. The DGICH class A callable puttable common stock, which represents the Non-Nestlé Ownership of DGIC’s common stock, was valued at the Announcement Date Average Closing Price.

(2)	$79.10 (the Actual Closing Price), equals the closing market price of DGIC’s common stock on the Nasdaq National Market on June 26, 2003 (the Actual Valuation Date), the day the Dreyer’s Nestlé Transaction was completed. DGIC’s existing vested and unvested stock options outstanding were valued at this Actual Closing Price.

          The purchase price of DGIC consisted of the following items:

(Dollars in thousands)
(1) Non-Nestlé Ownership shares at the Announcement Date Average Closing Price	$1,477,208
(2) Nestlé’s equity investment in DGIC	196,864
(3) Fair value of existing vested and unvested stock options	324,405
(4) Nestlé’s estimated Dreyer’s Nestlé Transaction expenses	32,000

$2,030,477

(1)	The Non-Nestlé Ownership of DGIC’s common stock (25,473,500 shares) at March 30, 2003 multiplied by the Announcement Date Average Closing Price of $57.99.

(2)	The Initial Nestlé Ownership of DGIC’s common stock (9,563,016 shares) as calculated under the equity method of accounting in accordance with U.S. GAAP.

(3)	The fair value of the existing vested and unvested stock options is comprised of the following:

(Dollars in thousands)
(i) Fair value of the existing vested stock options	$322,545
(ii) Fair value of the existing unvested stock options	53,328
(iii) Unearned compensation	(51,468)

$324,405

These fair values were determined using the Black-Scholes option pricing model with the following assumptions:

Risk-free interest rate	1.66%
Dividend yield	.30%
Expected Volatility (iv)	23.8%
Expected life (years)	2.89
Weighted-average expected term (years)	2.82

(i)	The fair value of the existing vested stock options of $322,545,000 was calculated using the number of vested stock options outstanding as of March 30, 2003 of 5,318,184 multiplied by the weighted-average fair value per vested option share. The weighted-average fair value per vested option share as determined using the Black-Scholes option pricing model is $60.65, based on the Actual Closing Price.

(ii)	The fair value of the existing unvested stock options of $53,328,000 was calculated using the number of unvested stock options outstanding as of March 30, 2003 of 986,911 multiplied by the weighted-average fair value per unvested option share. The weighted-average fair value per unvested option share as determined using the Black-Scholes option pricing model is $54.04, based on the Actual Closing Price.

(iii)	Pursuant to Financial Accounting Standards Board Interpretation No. 44, paragraph 85, the intrinsic value of the unvested awards was allocated to unearned compensation to the extent future service is required in order to vest in the stock options. The unearned compensation amount of $51,468,000 was calculated as the number of unvested stock options for which future service is required of 986,911 multiplied by the weighted-average intrinsic value per unvested option share of $52.15.

(iv)	As a result of the unique features of these securities, such as the existence of the put and call feature and the short-term nature of the security, expected volatility was estimated to be significantly less than the historical volatility of DGIC’s common stock, which has ranged between thirty and forty-five percent.

(4)	Nestlé’s estimated Dreyer’s Nestlé Transaction expenses incurred and to be incurred.

          Assuming a pro forma balance sheet date of March 30, 2003, the purchase price of DGIC was allocated to the following assets and liabilities:

		(Dollars in thousands)
Working capital, excluding inventories		$7,489
Inventories		101,157
Property, plant and equipment		215,060
Goodwill		1,626,168
Intangible assets:
Flavor formulations	4,362
Distribution agreements	4,601
Joint venture agreements	218
Independent distributors	2,545
Customer relationships	52,318
Favorable leasehold interests	727
Brands	312,562
Base formulations/brand processes	13,087
In process research and development	11,487
DGIC’s historical intangible assets	1,562

Total intangible assets		403,469
Other long-term assets		4,448
Long-term debt, less current portion		(154,929)
Deferred income taxes		(172,385)

		$2,030,477

     As discussed above, the portion of DGIC’s net assets represented by the Non-Nestlé Ownership of DGIC’s common stock has been recorded at fair value in the Unaudited Pro Forma Combined Condensed Financial Information. This fair value was determined using a preliminary valuation study as of June 26, 2003, which was completed by an independent third-party expert. A final valuation study will be performed and utilized by DGICH to record the Dreyer’s Nestlé Transaction. This final valuation study may differ, perhaps materially, from the preliminary valuation study used herein.

Overview of the Divestiture Transaction

     In order to satisfy the concerns of the FTC related to the Dreyer’s Nestlé Transaction, DGIC, NICC, Integrated Brands and Eskimo Pie entered into the APA and Divestiture Agreements. The APA provided for the terms of sale of the Divested Brands and the Purchased Assets. The Divestiture Agreements provide for the: (i) manufacture of the Divested Brands by DGIC for Integrated Brands for a period of up to one year from the Divestiture Closing Date (Co-Pack Agreement); (ii) provision of certain transition services to Integrated Brands and Eskimo Pie for a period of up to one year from the Divestiture Closing Date; (iii) delivery of the Divested Brands to customers by DGIC for a transition period of up to one year from the Divestiture Closing Date (Transition IB Product Distribution Agreement); (iv) delivery of the ice cream brands licensed to NICC (Häagen-Dazs and Nestlé brands) (collectively, NICC Brands) to customers by Eskimo Pie for a transition period of up to one year from the Divestiture Closing Date (Transition NICC Product Distribution Agreement); (v) delivery, under certain circumstances, of certain DGIC owned and licensed ice cream brands to customers by Eskimo Pie for a period of up to five years from the Divestiture Closing Date in the Territories (Grocery Carrier Agreement and Non-Grocery Distribution Agreement, collectively, Drayage Agreements); and (vi) delivery of the Divested Brands, if requested by Integrated Brands, to customers in areas where DGIC maintains company owned routes for a period of up to ten years from the Divestiture Closing Date. The estimated effects of the agreements specified in (i)-(iv) have not been reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations because each of these agreements is of a short term nature and is not expected to have a continuing impact on DGICH. The estimated effects of the agreements listed in (v) and (vi) are not reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations because of the uncertainties related to the financial impact.

     The Transition IB Products Distribution Agreement and the Transition NICC Product Distribution Agreement each provide targeted transition schedules for each of the Territories (Transition Periods). During the Transition Periods, Eskimo Pie will transition from delivering the NICC Brands to delivering the Divested Brands and other brands owned by or licensed to Integrated Brands or CoolBrands (IB Brands), and DGIC will transition from delivering the IB Brands to delivering DGIC brands and NICC Brands.

     The APA provides that Eskimo Pie may elect to “put back” some of the vehicles that are a part of the Purchased Assets if Eskimo Pie determines that, at the end of each Transition Period, it does not need such vehicles. The vehicles may be owned or leased. DGICH is unable to estimate the cost of either having to repurchase or reassume the leases for such returned vehicles. Further, during the Transition Period, DGICH may be required to be a joint obligor under certain vehicle leases which will be sub-leased to Eskimo Pie. The maximum value of such subleases is approximately $12 million. In addition, Eskimo Pie may elect to sublease, at then current market rates, real property that has been leased by NICC. If the Eskimo Pie subleases at current market rates, which are less than the actual NICC lease rates, NICC will incur a loss by the amount of the difference. The estimated effects of the Drayage Agreements are not reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations because of uncertainties related to the financial impact.

     Pursuant to the terms of the Drayage Agreements, Eskimo Pie will be permitted, under certain circumstances, to deliver certain DGIC owned and licensed ice cream products in the Territories up to a maximum volume of drayage expense to DGICH of $38 million per year for the next three years and $29 million and $19 million for the fourth and fifth years, respectively. It is uncertain as to the exact markets within the Territories, product mix and volume that Eskimo Pie will choose to deliver. The maximum net dollar impact to DGICH, after distribution expense savings, would be approximately $25 million per year in the first three years and approximately $19 million and approximately $13 million, respectively, for years four and five. The estimated effects of the Drayage Agreements are not reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations because of uncertainties related to the financial impact.

DREYER'S GRAND ICE CREAM HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the three months ended March 30, 2003

							DGICH
	NICC	DGIC	Merger		Divestiture		Pro Forma
	Historical	Historical	Adjustments		Adjustments		Combined

	(In thousands, except per share amounts)

Net sales	$114,797	$298,424	$(12,543	)(a)	$(21,522	)(h)	$379,156

Costs and expenses:
Cost of goods sold	92,784	264,509	(12,151	)(b)	(12,732	)(i)	332,410
Selling, general and administrative	29,546	27,173	5,793	(c)	(2,005	)(j)	60,507
Interest, net of amounts capitalized	330	1,226					1,556
Royalty expense	4,939						4,939
Other (income) expense, net		(460)	1,961	(d)			1,501
Dreyer’s Nestlé Transaction expenses		4,548	(4,548	) (e)

	127,599	296,996	(8,945)		(14,737)		400,913

(Loss) income before tax (benefit) provision	(12,802)	1,428	(3,598)		(6,785)		(21,757)
Income tax (benefit) provision	(3,834)	557	(1,403	)(f)	(2,646	)(k)	(7,326)

Net (loss) income	(8,968)	871	(2,195)		(4,139)		(14,431)
Accretion of DGICH class A callable puttable common stock to redemption value			62,252	(g)			62,252

Net (loss) income available to common stockholders	$(8,968)	$871	$(64,447)		$(4,139)		$(76,683)

Net income (loss) per common share (Notes 1, 2):
Basic		$.02					$(.85)

Diluted		$.02					$(.85)

Weighted-average shares outstanding (Notes 1, 2):
Basic		35,011					90,012

Diluted		38,191					90,012

Dividends per common share (Note 3)		$.06					$.06

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Operations.

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the year ended December 31, 2002

							DGICH
	NICC	DGIC	Merger		Divestiture		Pro Forma
	Historical	Historical	Adjustments		Adjustments		Combined

	(In thousands, except per share amounts)

Net sales	$603,031	$1,345,957	$(62,920)	(a)	$(87,983)	(h)	$1,798,085

Costs and expenses:
Cost of goods sold	500,493	1,165,518	(63,421)	(b)	(51,961)	(i)	1,550,629
Selling, general and administrative	113,814	116,050	32,789	(c)	(15,677)	(j)	246,976
Interest, net of amounts capitalized	1,833	7,260					9,093
Royalty expense	24,969						24,969
Other (income) expense, net		(1,071)	9,292	(d)			8,221
Dreyer’s Nestlé Transaction expenses		10,561	(10,561)	(e)
Impairment of goodwill	69,956						69,956

	711,065	1,298,318	(31,901)		(67,638)		1,909,844

(Loss) income before tax (benefit) provision	(108,034)	47,639	(31,019)		(20,345)		(111,759)
Income tax (benefit) provision	(37,040)	18,579	(12,097)	(f)	(7,935)	(k)	(38,493)

Net (loss) income	(70,994)	29,060	(18,922)		(12,410)		(73,266)
Accretion of DGICH class A callable puttable common stock to redemption value			227,840	(g)			227,840

Net (loss) income available to common stockholders	$(70,994)	$29,060	$(246,762)		$(12,410)		$(301,106)

Net income (loss) per common share (Notes 1, 2):
Basic		$.84					$(3.36)

Diluted		$.77					$(3.36)

Weighted-average shares outstanding (Notes 1, 2):
Basic		34,737					89,738

Diluted		37,768					89,738

Dividends per common share (Note 3)		$.24					$.24

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Operations.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS

     Pro forma adjustments related to the Unaudited Pro Forma Combined Condensed Statements of Operations for the three months ended March 30, 2003 and the year ended December 31, 2002 are computed assuming the Transactions were consummated on January 1, 2002, and include adjustments which give effect to events that are directly attributable to the Transactions that are expected to have a continuing impact on DGICH’s business and operations and that are factually supportable.

(a)	The elimination of intercompany net sales.

(b)	The adjustments to cost of goods sold consist of the following:

	March 30,	December 31,
	2003	2002

	(Dollars in thousands)
Elimination of intercompany cost of goods sold	$(12,398)	$(62,959)
Depreciation expense associated with the change to fair value of property, plant and equipment	247	987
Reclassification for comparative purposes of NICC’s butter investment losses to other expense (see Note (d) (ii))		(1,449)

	$(12,151)	$(63,421)

(c)	The adjustments to selling, general and administrative expenses consist of the following:

	March 30,	December 31,
	2003	2002

	(Dollars in thousands)
(i) Amortization expense	$1,204	$4,817
(ii) Stock compensation expense	4,266	26,679
(iii) Accretion of unvested stock options	323	1,293

	$5,793	$32,789

(i)	Amortization expense on the newly acquired definite-lived intangibles in connection with the portion of DGIC net assets represented by the Non-Nestlé Ownership of DGIC common stock.

(ii)	Adjustment to record stock compensation expense of $4,266,000 and $26,679,000, for the quarter ended March 30, 2003 and the year ended December 31, 2002, respectively. This stock compensation expense results from the creation of a new measurement date for the existing unvested stock options of certain executives and other employees who signed Employment Agreements (as amended) in connection with the Dreyer’s Nestlé Transaction wherein the individuals waived the accelerated vesting provided under their original stock option plans as a result of the approval of the Merger Agreement by the Board of Directors of DGIC on June 14, 2002. The unearned compensation is being amortized over the vesting period which expires on April 3, 2006 as provided under the Employment Agreements (as amended).

The current and long-term portions of deferred compensation related to these Employment Agreements are explained under Note (e) and Note (g) of the Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet.

(iii)	The fair value of DGIC’s existing unvested stock options of $53,328,000 at the Actual Valuation Date will increase by $3,233,000 to $56,561,000 at December 1, 2005 (the Initial Put Date). This difference must be accreted over time, from the Actual Valuation Date to the Initial Put Date.

(d)	The adjustments to other (income) expense, net consist of the following:

	March 30,	December 31,
	2003	2002

	(Dollars in thousands)
(i) Accretion of vested stock options	$1,961	$7,843
(ii) Reclassification of butter investment losses		1,449

	$1,961	$9,292

(i)	The fair value of DGIC’s existing vested stock options of $322,545,000 at the Actual Valuation Date will increase by $19,608,000 to $342,153,000 at the Initial Put Date, assuming no stock option exercises. This difference must be accreted over time, from the Actual Valuation Date to the Initial Put Date.

(ii)	Reclassification for comparative purposes of NICC’s butter investment losses from cost of goods sold. NICC had no butter trading activity in the quarter ended March 30, 2003. See Note (b).

(e)	The elimination of DGIC’s historical expenses incurred in the Dreyer’s Nestlé Transaction.

(f)	Adjustment to provide for income tax benefit related to the merger adjustments at the 39% statutory rate (combined federal and state) in effect during the periods.

(g)	The accretion of DGICH’s class A callable puttable common stock from the Announcement Date Average Closing Price to the put value of $83.00 per share on the Initial Put Date, calculated using the effective interest rate method.

(h)	The elimination of the net sales of the Divested Brands sold to Integrated Brands.

(i)	The elimination of the cost of goods sold of the Divested Brands sold to Integrated Brands.

(j)	The adjustments to selling, general and administrative expenses consist of the following:

	March 30,	December 31,
	2003	2002

	(Dollars in thousands)
(i) Selling, general and administrative expenses of the Divested Brands sold to Integrated Brands	$(1,947)	$(15,502)
(ii) Intangible amortization expense	(58)	(175)

	$(2,005)	$(15,677)

(i)	Elimination of the selling, general and administrative expenses of the Divested Brands sold to Integrated Brands, primarily marketing and consumer promotion expenses.

(ii)	Elimination of amortization expense related to an intangible asset connected with the Purchased Assets sold to Eskimo Pie.

(k)	Adjustment to provide for income taxes related to the divestiture adjustments at the 39% statutory rate (combined federal and state) in effect during the periods.

Note 1.	NICC is a limited liability company. Effective December 26, 2001, NICC became a wholly-owned subsidiary of Nestlé Prepared Foods. Accordingly, share and per share data for NICC have been omitted.

Note 2.	Pro forma net loss per common share was calculated by dividing pro forma net loss available to common stockholders by the pro forma weighted-average shares outstanding as if the Dreyer’s Nestlé Transaction had occurred on January 1, 2002. The Unaudited Pro Forma Combined Condensed Statements of Operations report net losses. Therefore, diluted net loss per common share is equal to basic net loss per common share, because the effect of common stock equivalents is antidilutive.

Note 3.	The Board of Directors of DGIC declared a quarterly dividend of $.06 per common share outstanding for each quarter included in the year ended December 31, 2002 and in the three months ended March 30, 2003. On July 25, 2000, DGIC entered into a credit agreement with various banks for a revolving line of credit of $240,000,000 with an expiration date of July 25, 2005. On June 26, 2003, a Third Amendment to this credit agreement became effective assigning the line of credit to DGICH and its subsidiaries. The Third Amendment to the line of credit agreement allows DGICH to declare and pay cash dividends on its common stock in any fiscal year in an amount not to exceed the greater of (a) $0.24 per share (without giving effect to any stock split, material issuance of stock or similar event after the Third Amendment Effective Date), or (b) 30 percent of DGICH’s consolidated net income for the preceding fiscal year.

The Board of Directors of DGICH declared a quarterly dividend of $.06 per common share outstanding on June 27, 2003, for the quarter ended June 28, 2003. Dividends were declared for both the DGICH class A callable puttable common stock and DGICH class B common stock.

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of March 30, 2003

			Alignment and
			Intercompany							DGICH
	NICC	DGIC	Elimination		Merger			Divestiture		Pro Forma
	Historical	Historical	Entries		Adjustments			Adjustments		Combined

			(In thousands, except per share amounts)
Assets
Current Assets:
Cash and cash equivalents	$1,915	$1,490	$1,082	(a)	$			$7,503	(p)	$11,990
Trade accounts receivable, net	68,390	97,288	(5,359)	(a)						160,319
Other accounts receivable	4,348	13,146	(645)	(a)						16,849
Inventories	69,109	100,119				1,038	(d)	(9,294)	(q)	160,972
Deferred income taxes	6,040	1,433								7,473
Taxes receivable from affiliate	27,373									27,373
Other current assets	3,462	27,565				26,679	(e)			57,706

Total current assets	180,637	241,041	(4,922)			27,717		(1,791)		442,682
Property, plant and equipment, net (Note 1)	206,086	207,043				8,017	(d)	(10,801)	(r)	410,345
Goodwill	381,215	86,293				1,539,875	(f)			2,007,383
Other intangibles, net		1,562	467	(b)		390,420	(d)	(467)	(s)	391,982
Employee loans	2,453		(2,453)	(b)
Other assets	22,286	4,448	1,986	(b)		7,166	(g)			35,886

Total assets	$792,677	$540,387	$(4,922)			$1,973,195		$(13,059)		$3,288,278

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$65,670	$98,404	$(4,922)	(a)		$36,055	(h)	$(5,000)	(p)	$190,207
Line of credit	96,323									96,323
Accrued payroll and employee benefits	12,735	23,839				8,150	(i)			44,724
Current portion of long-term debt (Note 2)		2,143								2,143

Total current liabilities	174,728	124,386	(4,922)			44,205		(5,000)		333,397
Long-term debt, less current portion (Note 2)		154,929								154,929
Other long-term liabilities	3,244					375,873	(j)			379,117
Deferred income taxes	12,078	16,590				155,795	(f)			184,463

Total liabilities	190,050	295,905	(4,922)			575,873		(5,000)		1,051,906

Commitments and contingencies

DGICH Class A callable puttable common stock, $.01 par value						1,475,138	(k)			1,475,138

Stockholders’ Equity:
DGICH Class B common stock, $.01 par value						646	(l)			646
NICC’s investment from member	753,182		(753,182)	(c)
Common stock, $1.00 par value		35,036				(35,036)	(m)
Capital in excess of par		175,695	753,182	(c)		16,773	(n)			945,650
Notes receivable from stockholders		(2,070)				2,070	(k)
(Accumulated deficit) retained earnings	(150,555)	35,821				(62,269)	(o)	(8,059)	(t)	(185,062)

Total stockholders’ equity	602,627	244,482				(77,816)		(8,059)		761,234

Total liabilities and stockholders’ equity	$792,677	$540,387	$(4,922)			$1,973,195		$(13,059)		$3,288,278

     See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     Pro forma adjustments related to the Unaudited Pro Forma Combined Condensed Balance Sheet assume the Transactions were consummated on March 30, 2003 and include adjustments which give effect to events that are directly attributable to the Transactions and that are factually supportable regardless of whether they have a continuing impact on DGICH or are nonrecurring.

(a)	The elimination of intercompany receivable and payable balances, including cash in-transit related to such balances.

(b)	The reclassification of employee loans of NICC to long-term other assets of DGICH, and reclassification of certain intangibles included in NICC other assets to other intangibles, net, for comparative purposes.

(c)	The reclassification of NICC’s investment from members into the capital in excess of par of DGICH.

(d)	The purchase accounting entry to adjust the Non-Nestlé Ownership of DGIC’s tangible and intangible assets to fair value.

		(Dollars in thousands)
Tangible assets
Inventories		$1,038
Property, plant and equipment		8,017

Total tangible assets			$9,055

Intangible assets
Definite-lived intangible assets	Lives

Flavor formulations	10 years	4,362
Distribution agreements	3 to 8 years	4,601
Joint venture agreements	1 year	218
Independent distributors	29 years	2,545
Customer relationships	14 to 29 years	52,318
Favorable leasehold interests	86 years	727
Whole Fruit Bar brand	1 year	1,818

		66,589

Indefinite-lived intangible assets*
Dreyer’s and Edy’s brands		310,744
Base formulations/brand processes		13,087

		323,831

Subtotal			390,420
Intangible assets to be expensed**
In-process research and development			11,487

Total intangible assets			401,907

			$410,962

*	The Dreyer’s and Edy’s brands and base formulations/brand processes have been determined to have indefinite lives and will not be amortized. These indefinite-lived intangible assets will be reviewed for impairment in accordance with the provisions of SFAS No. 142.

**	Pursuant to Financial Accounting Standards Board Interpretation No. 4, in-process research and development costs acquired will be expensed. See Note (o). The in-process research and development costs relate to a new product that DGIC is developing to provide consumers with an enhanced ice cream eating experience. The initial development work on a subset of the project has been completed as of the Merger Closing Date. An appraisal was performed by a third party expert to determine the fair value of these costs; a discounted probable future cash flow analysis was performed, anticipating material changes from historical cash flows, such as higher margins, due to the superiority of the new product compared with the old product. A 13 percent discount rate was applied, as well as an exponentially declining (20 percent per year) probability factor of continued business, to each year of the projection period and to the residual value. Cash flows associated with this project are expected to commence in 2004. The in-process research and development expense is not reflected as a pro forma Merger Adjustment in the Unaudited Pro Forma Combined Condensed Statement of Operations because it is directly linked to the Dreyer’s Nestlé Transaction and will not have a continuing impact on DGICH’s business and operations.

(e)	The short-term portion of the $51,468,000 of unearned compensation from the waiver of accelerated vesting of existing unvested stock options. See Note (c)(ii) of the Notes to the Unaudited Pro Forma Combined Condensed Statements of Operations.

(f)	The adjustments to goodwill consist of the following:

		(Dollars in thousands)
(i)	Excess of purchase price over the fair value of the net assets acquired	$888,188
(ii)	Goodwill associated with Nestlé's initial equity investment in Dreyer's	130,134
(iii)	Fair value of existing vested stock options	322,545
(iv)	Fair value of existing unvested stock options	53,328
(v)	Unearned compensation from waiver of accelerated vesting	(51,468)
(vi)	Nestlé’s estimated Dreyer’s Nestlé Transaction expenses	32,000
(vii)	Deferred income taxes	155,795
(viii)	Divested Brand liabilities incurred	9,353

		$1,539,875

(i)	The excess of the fair value of the Non-Nestlé Ownership of the DGIC common stock, over the fair value of the Non-Nestlé Ownership of DGIC’s net assets.

(ii)	The excess of Nestlé’s initial equity investment in DGIC common stock, over the Initial Nestlé Ownership of the book value of DGIC’s historical identifiable net assets.

(iii)	The fair value on the Actual Valuation Date of DGIC’s existing vested stock options outstanding that will be exchanged for vested stock options in DGICH.

(iv)	The fair value on the Actual Valuation Date of DGIC’s existing unvested stock options outstanding that will be exchanged for unvested stock options in DGICH.

(v)	The unearned compensation from the waiver of accelerated vesting of existing stock options. See Note (c) (ii) of the Notes to the Unaudited Pro Forma Combined Condensed Statements of Operations.

(vi)	Nestlé’s estimated Dreyer’s Nestlé Transaction expenses, which are included as a component of the purchase price. See Note (g)(ii) and Note (n) (viii).

(vii)	The deferred income taxes on the increase in the fair value of DGIC’s net assets.

(viii)	The liabilities incurred upon the close of the Dreyer’s Nestlé Transaction relating to the close of the Divestiture Transaction. The liabilities include:

(1)	Cancellation fee to Godiva for the assignment of the license of the Godiva brand to Integrated Brands of $5,000,000, increasing goodwill to the extent of the 72.7% Non-Nestlé Ownership percentage.

(2)	Transaction expenses incurred by CoolBrands and payable by DGIC, estimated at $2,500,000, increasing goodwill to the extent of the 72.7% Non-Nestlé Ownership percentage.

(3)	Marketing expenses related to the Divested Brands payable by DGIC of $5,364,000, increasing goodwill to the extent of the 72.7% Non-Nestlé Ownership percentage.

These liabilities were incurred at the closing of the Dreyer’s Nestlé Transaction and, therefore, are included in the purchase price of DGIC to the extent of the 72.7% Non-Nestlé Ownership Percentage. See Note (o).

(g)	The adjustments to other assets consist of the following:

(Dollars in thousands)
(i) Long-term portion of unearned compensation	$24,789
(ii) Nestlé’s Dreyer’s Nestlé Transaction expenses capitalized	(17,623)

$7,166

(i)	The long-term portion of $51,468,000 of unearned compensation from the waiver of accelerated vesting of existing stock options. See Note (c) (ii) of the Notes to the Unaudited Pro Forma Combined Condensed Statements of Operations.

(ii)	Dreyer’s Nestlé Transaction expenses, which are included as a component of the purchase price and included in goodwill. See Note (f) (vi). As of the March 30, 2003 balance sheet date, $17,623,000 of expenses have been capitalized.

(h)	The adjustments to accounts payable and accrued liabilities consist of the following:

(Dollars in thousands)
(i) Dreyer’s Nestlé Transaction expenses	$19,891
(ii) Godiva license assignment fee	5,000
(iii) Transaction expenses of CoolBrands	2,500
(iv) Marketing expenses of Divested Brands	5,364
(v) Incremental dividends payable	3,300

$36,055

(i)	Estimated Dreyer’s Nestlé Transaction expenses payable by DGIC of $35,000,000 (net of $4,548,000 expensed in the quarter ended March 30, 2003, and $10,561,000 expensed in the year ended December 31, 2002). As DGIC is deemed the acquiree, all of its expenses related to the Dreyer’s Nestlé Transaction expenses were charged to expense as incurred prior to closing (i.e., retained earnings).

(ii)	Cancellation fee to Godiva for the assignment of the license of the Godiva brand to CoolBrands of $5,000,000. See Note (f)(viii).

(iii)	Transaction expenses incurred by CoolBrands and payable by DGIC, estimated at $2,500,000. See Note (f)(viii).

(iv)	Marketing expenses related to the Divested Brands payable by DGIC of $5,364,000. See Note (f)(viii).

(v)	Adjustment to record a $.06 per share dividend payable on 55,001,299 of the newly issued class B common stock shares of DGICH issued to NICC Holdings.

(i)	The accrual of the first installment of the NICC retention plan put in place to reduce employee turnover following the Merger Closing Date. See Note (o) and Note 3.

(j)	The adjustments to other long-term liabilities consist of the following:

(Dollars in thousands)
Fair value of DGIC’s existing vested stock options outstanding (see Note (f) (iii))	$322,545
Fair value of DGIC’s existing unvested stock options outstanding (see Note (f) (iv))	53,328

$375,873

(k)	The DGICH class A callable puttable common stock is classified as temporary equity (mezzanine capital) because of its put and call features. Effective upon the completion of the Dreyer’s Nestlé Transaction, DGICH class A callable puttable common stock consists of 31,830,332 authorized shares, with a par value of $.01 per share. All Non-Nestlé Ownership shares were converted into DGICH class A callable puttable common stock. As a result, 25,473,500 shares are issued and outstanding as of March 30, 2003. The adjustments to the par value of DGICH class A callable puttable common stock consist of the following:

(Dollars in thousands)
(i) Par value	$255
(ii) Capital in excess of par	1,476,953
(iii) Notes receivable from stockholders	(2,070)

$1,475,138

(i)	The par value represents the non-Nestlé owned DGIC common shares at the $.01 par value per common share.

(ii)	The capital in excess of par represents the non-Nestlé owned DGIC common shares at the Announcement Date Average Closing Price, net of the related par value.

(iii)	The notes receivable from stockholders are secured by DGICH common stock. Therefore, the notes are considered a component of the DGICH class A callable puttable common stock, since the DGIC common shares will be converted to DGICH class A callable puttable common shares.

(l)	Effective upon the completion of the Dreyer’s Nestlé Transaction, DGICH class B common stock consists of 96,394,647 authorized shares, with a par value of $.01 per share. All Initial Nestlé Ownership shares were converted into DGICH class B common stock, in addition to the 55,001,299 shares of DGICH class B common stock that were issued to NICC Holdings as a result of the Dreyer’s Nestlé Transaction. As a result, 64,564,315 shares are issued and outstanding as of March 30, 2003. The adjustments to the par value of DGICH class B common stock consist of the following:

(Dollars in thousands)
(i) Par value of the Initial Nestlé Ownership shares	$96
(ii) Par value of the newly issued shares	550

$646

(i)	The par value of the Initial Nestlé Ownership shares at the $.01 per share par value.

(ii)	The par value represents the shares issued of DGICH in exchange for the outstanding membership interest in NICC at the $.01 per share par value.

(m)	The elimination of historical DGIC common shares, $1.00 par value, which were converted into DGICH class A callable puttable common stock for the Non-Nestlé Ownership shares, or into DGICH class B common stock for the Initial Nestlé Ownership shares.

(n)	The adjustments to capital in excess of par consist of the following:

(Dollars in thousands)
(i) Adjust the fair value of DGIC’s identifiable assets	$410,962
(ii) Excess of purchase price over the fair value of the net assets acquired	888,188
(iii) Goodwill associated with Nestlé’s initial equity investment in DGIC	130,134
(iv) DGICH class B common stock par value	(550)
(v) DGICH class A callable puttable common stock capital in excess of par	(1,476,953)
(vi) Initial Nestlé Ownership shares	9,467
(vii) Non-Nestlé Ownership shares	25,218
(viii) Nestlé’s estimated Dreyer’s Nestlé Transaction expenses	14,377
(ix) Excess of DGIC historical retained earnings	15,930

$16,773

(i)	The purchase accounting entry to adjust the Non-Nestlé Ownership of DGIC’s identifiable assets to fair value. See Note (d).

(ii)	The excess of the fair value of the Non-Nestlé Ownership of the DGIC common stock, over the fair value of the Non-Nestlé Ownership of DGIC’s net assets. See Note (f) (i).

(iii)	The excess of Nestlé’s initial equity investment in DGIC common stock, over the Initial Nestlé Ownership of the book value of DGIC’s historical identifiable net assets. See Note (f) (ii).

(iv)	The par value of the newly issued shares of DGICH class B common stock, which were newly issued in exchange for all of the outstanding membership interests in NICC at the $.01 per share par value. See Note (l) (ii).

(v)	The Non-Nestlé Ownership of DGIC common shares at the Announcement Date Average Closing Price, net of the related par value. See Note (k) (ii).

(vi)	The difference between the $1.00 par value of DGIC historical common stock and the $0.01 par value of DGICH class B common stock, multiplied by the Initial Nestlé Ownership shares.

(vii)	The difference between the $1.00 par value of DGIC historical common stock and the $0.01 par value of DGICH class A callable puttable common stock, multiplied by the Non-Nestlé Ownership shares of DGIC common stock.

(viii)	Estimated Dreyer’s Nestlé Transaction expenses incurred and to be incurred by Nestlé, net of amounts capitalized of $17,623,000 as of the March 30, 2003 balance sheet date. See Note (f)(vi) and Note (g)(ii).

(ix)	The excess of DGIC historical retained earnings to be eliminated over the estimated Dreyer’s Nestlé Transaction expenses to be incurred.

(o)	The adjustments to retained earnings consist of the following:

(Dollars in thousands)
Elimination of DGIC historical retained earnings	$(35,821)
Expense of in-process research and development. See Note (d)	(11,487)
Expense of the first installment of the retention plan. See Note (i)	(8,150)
Incremental dividends payable. See Note (h)(v)	(3,300)
Expense of the Divested Brand liabilities accrued, to the extent of the 27.3% Nestle Ownership percentage. See Note (f)(viii)	(3,511)

$(62,269)

(p)	The adjustments to cash relating to the APA consist of the following:

(Dollars in thousands)
(i) Purchase price of the Divestiture	$10,000
(ii) Godiva brand licensing agreement assignment fee	(5,000)
(iii) Purchase price of partner brand inventory	2,503

$7,503

(i)	The price for the purchase of the Divested Brands and the Purchased Assets paid by Integrated Brands and Eskimo Pie, respectively.

(ii)	A fee of $5,000,000 paid by DGIC to Godiva to obtain the assignment of the license to the Godiva ice cream brand to Integrated Brands.

(iii)	Partner brand inventory held at the NICC distribution depots was sold to Eskimo Pie at NICC’s distribution cost.

(q)	Divested Brand inventory of $6,791,000 was sold to Integrated Brands by DGIC, and partner brand inventory of $2,503,000 was sold to Eskimo Pie by NICC.

(r)	The property, plant and equipment net of related accumulated depreciation of the Purchased Assets of NICC sold to Eskimo Pie.

(s)	The elimination of the intangible asset relating to the Purchased Assets sold to Eskimo Pie by NICC.

(t)	The loss on the sale of assets to Integrated Brands and Eskimo Pie is the excess of the value of the assets sold over the $10,000,000 purchase price.

Note 1.	To facilitate the sales of its products, NICC has placed a large number of freezer cabinets with selected retailers and independent distributors. Monitoring the condition of each freezer cabinet is extremely difficult due to their number and dispersed locations. In order to estimate retirements and other disposals, NICC is conducting a statistical-based physical count of its freezer cabinets. NICC will use the results of this physical count to establish a reserve for unreported retirements and other disposals of freezer cabinets as of June 28, 2003, the end of its second quarter.

Note 2.	As of March 30, 2003 and December 31, 2002, the fair value of DGIC’s long-term debt was determined to approximate the carrying amount. The fair value was based on quoted market prices for the same or similar issues or on the current rates offered to DGIC for a term equal to the same remaining maturities.

Note 3.	NICC has announced an employee severance plan and two employee retention plans. The purpose of these plans is to reduce employee turnover in the period following the Merger Closing. The cost of these plans has not been accrued as an expense in the Unaudited Pro Forma Combined Condensed Statement of Operations since they will not have a continuing impact. However, the first installment of one of the retention plans has vested and has therefore been accrued as a liability in the Unaudited Pro forma Combined Condensed Balance Sheet. See Note (i). The estimated maximum liability for the remaining unvested severance and retention plans is approximately $76,000,000.

(c) Exhibits.

Exhibit No.	Description

2.3*	Amended and Restated Asset Purchase and Sale Agreement, dated June 4, 2003, by and among Dreyer’s Grand Ice Cream, Inc., New December, Inc. (the former name of DGICH), Nestlé Ice Cream Company, LLC and Integrated Brands, Inc.

10.20*	Co-Pack Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.21*	Transition Services Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.22*	Transition IB Products Distribution Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.23*	Grocery Carrier Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.24*	Non-Grocery Distribution Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.25*	Transition NICC Product Distribution Agreement, dated July 5, 2003, between Integrated Brands, Inc. and Nestlé Ice Cream Company, LLC

10.26*	IB Products Distribution Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

23.1	Consent of KPMG LLP, dated July 21, 2003

99.1	Press Release, dated July 7, 2003 (previously filed as Exhibit 99.1 to Form 8-K filed by DGICH on July 7, 2003 (File No. 000-50325))

*	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Schedules and similar attachments to the agreement have been omitted. DGICH will supplementally furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request, subject to DGICH’s right to request confidential treatment with respect to certain information contained therein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

Date: July 21, 2003	By:	/s/ Mark LeHocky

	Name:	Mark LeHocky

	Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.3*	Amended and Restated Asset Purchase and Sale Agreement, dated June 4, 2003, by and among Dreyer’s Grand Ice Cream, Inc., New December, Inc. (the former name of Registrant), Nestlé Ice Cream Company, LLC and Integrated Brands, Inc.

10.20*	Co-Pack Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.21*	Transition Services Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.22*	Transition IB Products Distribution Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.23*	Grocery Carrier Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.24*	Non-Grocery Distribution Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

10.25*	Transition NICC Product Distribution Agreement, dated July 5, 2003, between Integrated Brands, Inc. and Nestlé Ice Cream Company, LLC

10.26*	IB Products Distribution Agreement, dated July 5, 2003, between Dreyer’s Grand Ice Cream, Inc. and Integrated Brands, Inc.

23.1	Consent of KPMG LLP, dated July 21, 2003

99.1	Press Release, dated July 7, 2003 (previously filed as Exhibit 99.1 to Form 8-K filed by Registrant on July 7, 2003 (File No. 000-50325))

*	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Schedules and similar attachments to the agreement have been omitted. Registrant will supplementally furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request, subject to Registrant’s right to request confidential treatment with respect to certain information contained therein.